 As filed with the Securities and Exchange Commission on August 20, 2024
Registration Statement No. 333-279153

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Evaxion Biotech A/S
(Exact name of Registrant as specified in its charter)

The Kingdom of Denmark (State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	Not applicable (IRS Employer Identification Number)
Dr. Neergaards Vej 5F
2970 Hørsholm
Denmark
Telephone: +45 31 31 97 53
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Christian Kanstrup
Chief Executive Officer
Evaxion Biotech A/S
Dr. Neergaards Vej 5F
2970 Hørsholm
Denmark
Telephone: +45 31 31 97 53
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy of all communications including communications sent to agent for service, should be sent to:
Dwight A. Kinsey Michael D. Baird Duane Morris LLP 230 Park Avenue Suite 1130 New York, NY 10169 Telephone: (212) 818-9200	Lars Lüthjohan Mazanti-Andersen AdvokatPartnerselskab Amaliegade 10 DK-1256 Copenhagen K Denmark Telephone: +45 3314 3536

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (as amended, the “Securities Act”), check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act.
Emerging growth company   ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED AUGUST 20, 2024
19,453,796 ORDINARY SHARES REPRESENTED BY
1,945,379 AMERICAN DEPOSITARY SHARES
Evaxion Biotech A/S
This prospectus relates to the offer and sale by the selling shareholders identified in this prospectus of up to an aggregate of 19,453,796 ordinary shares, DKK 1 nominal value per share, represented by 1,945,379 American Depositary Shares (“ADSs”). The 19,453,796 ordinary shares represented by 1,945,379 ADSs registered consist of (1) 9,726,898 ordinary shares represented by 972,689 ADSs and (2) 9,726,898 ordinary shares represented by 972,689 ADSs issuable upon exercise of warrants at an exercise price of $0.707 per ordinary share (amended to 4.799 DKK as of June 12, 2024), each sold to the selling shareholders as part of a private placement pursuant to a securities purchase agreement (the “Purchase Agreement”) and an Investment Agreement (the “Investment Agreement”; and, together with the Purchase Agreement, the “Purchase Agreements”), that closed on December 21, 2023 (the “Private Placement”). The warrants are not being offered under this prospectus.
On January 22, 2024, we effected a change to the ratio of our ADSs to our ordinary shares from one (1) ADS representing one (1) ordinary share to one (1) ADS representing ten (10) ordinary shares, or the ADS Ratio Change.
We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the ordinary shares represented by ADSs by the selling shareholders. However, we have received approximately $5,291,432 in aggregate gross proceeds from the sale of the 9,726,898 ordinary shares pursuant to the Purchase Agreements and may receive up to an additional $6,876,917 in aggregate gross proceeds under the Purchase Agreements from exercise of the warrants. See the sections herein entitled “Private Placement of Ordinary Shares Represented by ADSs and Warrants” for a description of the Purchase Agreements and “Selling Shareholders” for additional information regarding the selling shareholders.
The selling shareholders may sell or otherwise dispose of the ordinary shares represented by ADSs described in this prospectus in a number of different ways and at varying prices. See the section herein entitled “Plan of Distribution” for more information about how the selling shareholders may sell or otherwise dispose of the ordinary shares represented by ADSs being registered pursuant to this prospectus.
We will pay the expenses incurred in registering under the Securities Act, as amended, the offer and sale of the ordinary shares represented by ADSs by the selling shareholders to which this prospectus relates. The selling shareholders will pay or assume discounts, commissions and fees of underwriters, selling brokers or dealer managers, if any, incurred in connection with the sale of ordinary shares represented by ADSs under this prospectus. See the section herein entitled “Plan of Distribution.”
ADSs representing our ordinary shares are listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “EVAX.” On August 14, 2024, the closing sale price of the ADSs as reported on Nasdaq was $2.86 per ADS.
We are a “foreign private issuer,” and an “emerging growth company” each as defined under the federal securities laws, and, as such, we are subject to reduced public company reporting requirements. See the section entitled “Prospectus Summary — Implications of Being an Emerging Growth Company” for additional information.
Investing in our securities involves a high degree of risk. Before buying any ADSs, you should carefully read the discussion of material risks of investing in the ADSs and the company. See “Risk Factors” beginning on page 6 for a discussion of information that should be considered in connection with an investment in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated             2024

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-1 that we filed with the Securities and Exchange Commission, or SEC, and that includes exhibits that provide more detail of the matters discussed in this prospectus. You should rely only on the information contained in, or incorporated by reference into, this prospectus (as supplemented and amended), along with the information contained in any free writing prospectuses we or the selling shareholders have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different information. We and the selling shareholders take no responsibility for, and can provide no assurances as to the reliability of any information that others may give you. The information contained in this prospectus (and in any supplement or amendment to this prospectus) or any related free writing prospectus, and the documents incorporated by reference herein and therein, are accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus in making your investment decision. You should read this prospectus, as well as the documents incorporated by reference herein, the additional information described under the section titled “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus and any free writing prospectus that we may authorize for use in connection with this offering, before investing in the ADSs.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All such summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.” We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part, and any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Sales of the ADSs will only be conducted through The Nasdaq Stock Market or any other existing U.S. trading market for the ADSs. No sales of the ADSs will be conducted through Euronext. The distribution of this prospectus and the offering of the ADSs in certain jurisdictions may be restricted by law. Neither we nor the selling shareholders are offering to sell or seeking offers to purchase the ADSs in any jurisdiction where the offer or sale is not permitted. We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ADSs and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
No offering prospectus has been approved by Danish or any other European Economic Area, or EEA, regulators. In relation to each Member State of the EEA and the United Kingdom, each referred to herein as a Relevant State, no ordinary shares or ADSs have been offered or will be offered pursuant to the Purchase Agreement to the public in that Relevant State prior to the publication of a prospectus in relation to the shares or ADSs which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the ordinary shares or ADSs in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any

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shares or ADSs to be offered so as to enable an investor to decide to purchase or subscribe for any shares or ADSs, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus (as supplemented and amended) are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus (as supplemented and amended) may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend to use or display other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by any other companies.
This prospectus and the documents incorporated by reference herein also contain estimates, projections and other information concerning our industry, our business, and the markets for certain diseases, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.
Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “the Company,” “we,” “us,” “our” and similar references refer to Evaxion Biotech A/S, and its wholly owned subsidiaries on a consolidated basis.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
The Company discusses in this prospectus its business strategy, market opportunity, capital requirements, product introductions and development plans and the adequacy of the Company’s funding. Other statements contained in this prospectus, which are not historical facts, are also forward-looking statements. The Company has tried, wherever possible, to identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and other comparable terminology.
The Company cautions investors that any forward-looking statements presented in this prospectus, or that the Company may make orally or in writing from time to time, are based on the beliefs of, assumptions made by, and information currently available to, the Company. These statements are based on assumptions, and the actual outcome will be affected by known and unknown risks, trends, uncertainties and factors that are beyond its control or ability to predict. Although the Company believes that its assumptions are reasonable, they are not a guarantee of future performance, and some will inevitably prove to be incorrect. As a result, its actual future results can be expected to differ from its expectations, and those differences may be material. Accordingly, investors should use caution in relying on forward-looking statements, which are based only on known results and trends at the time they are made, to anticipate future results or trends. Certain risks are discussed in this prospectus and also from time to time in the Company’s other filings with the SEC.
This prospectus and all subsequent written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. The Company does not undertake any obligation to release publicly any revisions to its forward-looking statements to reflect events or circumstances after the date of this prospectus.
In particular, you should consider the risks provided under “Risk Factors” in this prospectus and in the sections titled “Information on the Company,” “Risk Factors” and “Operating and Financial Review and Prospects” incorporated by reference from our most recent Annual Report on Form 20-F, as well as any amendments thereto, filed with the SEC, or our Annual Report or 2023 Form 20-F.

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PROSPECTUS SUMMARY
The following summary highlights selected information contained elsewhere in this prospectus or incorporated herein by reference. This summary does not contain all the information you should consider before investing in our securities. Before deciding to invest in the ADSs, you should read this entire prospectus carefully, including the information incorporated by reference in this prospectus and any free writing prospectus prepared by us or on our behalf, including in particular the section entitled “Risk Factors” in this prospectus, Item 3. “Key Information”; Item 5. “Operating and Financial Review and Prospects”; Item 7. “Major Shareholders and Related Party Transactions”; and Item 8. “Financial Information” in our 2023 Form 20-F and incorporated by reference in this prospectus, the other sections of the documents incorporated by reference in this prospectus and the financial statements and the related notes incorporated by reference in this prospectus, before making an investment in our ADSs. Prospective purchasers of our securities should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
Evaxion Biotech A/S
Overview
We are a pioneering TechBio company based upon our AI platform: AI-Immunology™. The AI-Immunology™ platform consists of multiple proprietary and scalable AI prediction models harnessing the power of machine learning and artificial intelligence to decode the human immune system. This enables the development of novel vaccines for treatment of various cancers, bacterial and viral infections. We believe we are the first in the world to demonstrate a link between predictive power of Artificial Intelligence, or AI, and clinical response in patients as evidenced by a clear association between AI-Immunology™ predictions and progression free survival in metastatic cancer patients. AI-Immunology™ allows for fast and effective discovery, design and development of novel vaccines and offers a strong value proposition towards existing and potential pharma partners as the AI platform is preclinically and clinically validated, adaptable, scalable to other disease areas and, we believe, reduces development cost and risks significantly. Partnerships are a key element in our approach to realizing value of the opportunities AI-Immunology™ caters for. Further, we have developed a clinical-stage oncology pipeline of novel personalized therapeutic vaccines and a pre-clinical prophylactic vaccine pipeline for bacterial and viral diseases with high unmet medical needs based on AI-Immunology™ identified vaccine targets. We are committed to transforming patients’ lives by providing innovative and targeted treatment options through AI-Immunology™.
Corporate Information
We were incorporated under the laws of the Kingdom of Denmark on August 11, 2008, as a private limited liability company (in Danish: Anpartsselskab, or ApS) and are registered with the Danish Business Authority (in Danish: Erhvervsstyrelsen) in Copenhagen, Denmark under registration number 31762863. On March 29, 2019, our company was converted into a public limited liability company (in Danish: Aktieselskab, or A/S). Our principal executive offices are located at Dr. Neergaards Vej 5F, 2970 Hørsholm, Denmark and our telephone number is +45 31 31 97 53. Our website address is www.evaxion-biotech.com. The information on, or that can be accessed through, our website is not part of and is not incorporated by reference into this prospectus. We have included our website address as an inactive textual reference only.
Implications of Being an “Emerging Growth Company”
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act. As such, we are eligible to, and intend to, take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies” such as not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenue exceeds $1.235 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of all our ordinary shares, including those represented by the ADSs, that are held by non- affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period.
Recent Developments
Private Placement
On December 18, 2023, the Company, entered into a securities purchase agreement (the “Purchase Agreement”) and an Investment Agreement (the “Investment Agreement”; and, together with the Purchase Agreement referred to herein as the “Purchase Agreements”), with certain institutional accredited investors, qualified institutional buyers and other accredited investors, including all members of our management and board of directors and MSD Global Health Innovation Fund (“MSD GHI”), a corporate venture arm of Merck & Co, Inc., Rahway, NJ, (collectively, the “Purchasers”), for the issuance and sale in a private placement (the “Private Placement”) of 9,726,898 of the Company’s ordinary shares, represented by American Depositary Shares, and accompanying warrants to purchase up to 9,726,898 Ordinary Shares represented by ADSs at a purchase price of $0.544 per ordinary share (the “Private Placement Warrants”). The warrants are exercisable immediately upon issuance, expire three (3) years after the closing date of the Private Placement and have an exercise price equal to $0.707 per Ordinary Share (amended to 4.799 DKK as of June 12, 2024). The above number of Ordinary Shares and neither the purchase price thereof nor the exercise price of the warrants reflect the one (1) ADS for ten (10) ordinary shares Ratio Change effected on January 22, 2024, described below.
MSD GHI participated in the Private Placement accounting for approximately 25% of the full offering amount. Further, the Private Placement included significant participation by all members of the Company’s management and board of directors.
The gross proceeds to the Company from the Private Placement were approximately $5.3 million, with up to an additional $6.8 million of gross proceeds upon cash exercise of the warrants, before deducting offering expenses payable by the Company.
The Private Placement closed on December 21, 2023.
In connection with the Private Placement, the Company entered into a registration rights agreement with the Purchasers dated as of December 18, 2023, pursuant to which the Company agreed to prepare and file an initial registration statement (the “registration statement”) with the SEC registering the resale of the ordinary shares represented by ADSs and the ordinary shares represented by ADSs issuable upon the exercise of the warrants. All members of the Company’s management and board of directors have agreed to a lock-up period of 180 days from the effective date of such registration statement, subject to certain exceptions.
ADS Ratio Change
Our board of directors approved the change in the ratio of ADSs evidencing ordinary shares from one (1) ADS representing one (1) ordinary share to one (1) ADS representing ten (10) ordinary shares, which will result in a one for ten (10) reverse split of the issued and outstanding ADSs (the “ADS Ratio Change”). The ADS Ratio Change was effective on January 22, 2024. All ADS and related warrant information presented in this prospectus, including our financial statements and accompanying footnotes, has been retroactively adjusted to reflect the reduced number of ADSs resulting from the ADS Ratio Change, unless otherwise noted.
Public Offering
On February 5, 2024, we closed a public offering with net proceeds of $12.6 million of 3,750,000 of our ADSs (or pre-funded warrants in lieu thereof) and warrants to purchase up to 3,750,000 ADSs at a combined public offering price of $4.00 per ADS (or pre-funded warrant in lieu thereof) and accompanying warrant. MSD GHI participated in this offering. The warrants have an exercise price of $4.00 per ADS

(amended to 27.52 DKK as of May 23, 2024), are exercisable immediately upon issuance and will expire five years following the date of issuance. Each ADS represents ten ordinary shares of the Company.
H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.
The securities were offered pursuant to a registration statement on Form F-1 (File No. 333-276505), which was declared effective by the Securities and Exchange Commission, or the SEC, on February 1, 2024. The offering was made only by means of a prospectus forming a part of the effective registration statement relating to the offering. A final prospectus relating to the offering has been filed with the SEC. Electronic copies of the final prospectus may be obtained for free on the SEC’s website located at http://www.sec.gov and may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.
New Director
On April 16, 2024, at the annual general meeting of shareholders, Lars Staal Wegner was elected as a new board member of the Company.
The following is a brief summary of the prior business experience of Lars Staal Wegner:
Lars Staal Wegner, M.D.
Dr. Wegner, age 49, is one of our founding investors and has previously been involved in multiple startups and early ventures. Dr. Wegner began his career as a medical doctor and worked for several years as a clinician. Since then, Dr. Wegner has gained extensive experience within the vaccine industry, first at Pfizer from 2006 to 2007 and then for ten years from 2007 to 2017 as member of senior management to Bavarian Nordic, a Nasdaq listed immuno-oncology and vaccine company. Dr. Wegner has previously been our Chairman (2013 – 2014), board member (2015 – 2016) and CEO (2017 – 2022). He has helped build numerous companies within the biotech, diagnostics, and IT spaces, and sits on multiple boards. He is currently a Partner at Bristlecone Pacific, a venture capital firm that invests evidence-based solutions to extend healthy human lifespan. Dr. Wegner received his M.D. from the University of Southern Denmark.
Resignation of Director
Effective as of June 30, 2024, Niels Iversen Møller resigned as a member of the board of directors and all board committees of the Company). Mr. Møller had served on the Board since 2022 and was a member of the Nomination and Corporate Governance Committee and the Capital Market, Communication and Business Development Committee. Mr. Møller’s resignation was for personal reasons and was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
Receipt of Nasdaq Notification
On May 7, 2024, the Nasdaq Stock Market LLC (“Nasdaq”) Listing Qualifications Department notified us that the Company no longer complied with Nasdaq Listing Rule 5550(b)(1) (the “Rule”). Under the Rule, companies listed on Nasdaq must maintain stockholders’ equity of at least $2,500,000 (the “Stockholders’ Equity Requirement”). The Company’s stockholders’ equity of $(4,729,000) for the period ended December 31, 2023 was below the Stockholders’ Equity Requirement for continued listing.
On May 31, 2024, we submitted a plan to the staff at the Nasdaq Listing Qualifications Department (the “Staff”) to regain compliance with the Stockholders’ Equity Requirement (the “Compliance Plan”), and on June 13, 2024, the Staff notified the Company (the “Letter”) that it would be granted an extension until November 4, 2024, to demonstrate compliance with the Rule to meet the continued listing requirements of Nasdaq, conditioned upon the Company evidencing compliance with the Rule.
Resignation of Interim Chief Financial Officer
On July 31, 2024, Jesper Nissen tendered his resignation as the Interim Chief Financial Officer and Chief Operating Officer of the Company, to be effective no earlier than October 31, 2024. Mr. Nissen’s resignation was for personal reasons and was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company plans to initiate a search for a candidate to assume Mr. Nissen’s responsibilities as the Chief Financial Officer.

The Offering
Pursuant to this prospectus, the selling shareholders are offering on a resale basis an aggregate of up to 19,453,796 ordinary shares represented by 1,945,379 ADSs. All ADSs offered for resale hereby were acquired by certain selling shareholders pursuant to the Purchase Agreements, of which 9,726,898 ordinary shares are outstanding and held by the selling shareholders and 9,726,898 ordinary shares are issuable upon the exercise of the warrants held by certain of the selling shareholders and issued pursuant to the Purchase Agreements.
Securities offered by selling shareholders
Up to 19,453,796 ordinary shares represented by 1,945,379 ADSs, consisting of (1) 9,726,898 ordinary shares represented by 972,689 ADSs and (2) 9,726,898 ordinary shares represented by 972,689 ADSs issuable upon exercise of the Private Placement Warrants.
ADSs
Each ADS represents 10 ordinary shares. As a holder of ADSs, we will not treat you as one of our shareholders. The depositary, through its custodian, will be the holder of the ordinary shares underlying the ADSs, and you will have the rights of a holder of ADSs or beneficial owner (as applicable) as provided in the deposit agreement among us, the depositary and owners and holders of ADSs from time to time. To better understand the terms of the ADSs you should read Item 10B entitled “Memorandum and Articles of Association” in our 2023 Form 20-F incorporated by reference into this prospectus. We also encourage you to read the deposit agreement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.
Ordinary shares outstanding before this Offering
55,760,546 ordinary shares
ADSs outstanding before this Offering
3,622,283 ADSs. To date, not all of the holders of outstanding ordinary shares have converted their ordinary shares to ADSs.
Ordinary shares and ADSs to be outstanding after this offering, including ordinary shares represented by ADSs
65,487,444 ordinary shares, and 4,594,972 ADSs, assuming exercise of the Private Placement Warrants. As noted above, to date, not all of the holders of outstanding ordinary shares have converted their ordinary shares to ADSs.
Use of proceeds
We will not receive any proceeds from the sale of the ADSs by the selling shareholders. Upon exercise of the Private Placement Warrants, however, we may receive up to $6,876,917. See “Use of Proceeds” in this prospectus.
We intend to use any such amounts to advance our preclinical and clinical pipeline, and for continuing operating expenses and working capital.
Risk factors
You should read the “Risk Factors” section within this prospectus (“Risk Factors”), and under similar headings in the documents incorporated by reference herein, including in Item 3D (“Risk Factors”) in our 2023 Form 20-F included by reference in this prospectus, for a discussion of factors to consider carefully before deciding to invest in our securities.

Nasdaq Capital market symbol
ADSs on the Nasdaq Capital Market under the symbol “EVAX.”
The number of our ordinary shares (including shares represented by ADSs in proportion to the designated ratio or ten (10) ordinary shares to one (1) ADS, as described in this registration statement) to be outstanding after this offering is based on 55,760,546 ordinary shares outstanding as of August 15, 2024 and excludes:
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3,192,373 ordinary shares issuable upon the exercise of warrants outstanding as of the date of this prospectus, pursuant to our Warrant Incentive Plans, at a weighted average exercise price of $1.18 per warrant;

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71,742,934 ordinary shares issuable upon the exercise of warrants outstanding as of the date of this prospectus, based on Warrants issued to investors and placement agent, at a weighted average exercise price of $0.36 per warrant;

•
50,000 ordinary shares issuable upon the exercise of warrants outstanding as of the date of this prospectus, based on Warrants issued to a consultant, at an exercise price equal to $0.39 per warrant;

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110,140,504 ordinary shares reserved for future issuance under our warrant plans. Includes 9,461,540 ordinary shares reserved for future issuance to directors, officers and key employees, 728,964 ordinary shares reserved for future issuance under the EIB Warrants, as described below in the section entitled “Our EIB Warrants” in the Annual Report), and 99,950,000 shares reserved for future issuance under warrants the may be issued to future investors, lenders, consultants and/or advisors, if any.

For the description of the Warrant Incentive Plan see “Warrant Incentive Plan” in our 2023 Form 20-F incorporated herein by reference.
Except as otherwise indicated all references to our articles of association in this prospectus refer to our articles of association, as amended as currently in force for the Company at the date of this prospectus.

RISK FACTORS
We are a clinical-stage TechBio company with an ambition to partner on targets, pipeline and responder models with no pharmaceutical products approved for commercial sale. Also, we have not yet made out-licensing agreements. Our business is subject to a number of risks and uncertainties, including those risks discussed at length in Item 3D (“Risk Factors”) in our 2023 Form 20-F incorporated into this prospectus by reference. These risks include among others those summarized below. Investing in our company and its securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all of the other information in this prospectus, including the information incorporated by reference to our 2023 Form 20-F, before investing in our company and our securities. If any of these risks materialize, our business, financial condition, operating results and prospects could be materially and adversely affected. In that event, the price or value of our ADSs in the public market could decline, and you could lose part or all of your investment.
The following is a summary of some of the principal risks we face. The list below is not exhaustive, and investors should read the risks described under the heading “Risk Factors” in our 2023 Form 20-F incorporated by reference herein, as well as the additional risks set forth in this section, in full.
The principal risks and uncertainties affecting our business include the following:
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We are a clinical stage TechBio company with only product candidates currently in clinical development.

•
We have a limited operating history and no vaccine has been approved using our technology, and none may ever be approved.

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We are dependent upon successfully concluding partnerships to advance our product candidates to monetize our assets.

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We have incurred significant losses since our inception, and we anticipate that we will continue to incur significant losses for the foreseeable future.

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We will require substantial additional financing to achieve our goals, and a failure to obtain this capital on acceptable terms, or at all, could force us to delay, limit, scale back or cease our product development activities or any other or all operations.

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We will need to develop and expand our company, and we may encounter difficulties in managing this development and expansion, which could disrupt our operations.

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We are substantially dependent on the success of product candidates, which may not be successful in nonclinical studies or clinical trials, receive regulatory approval or be successfully commercialized.

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Clinical drug development involves a lengthy and expensive process with uncertain outcomes, and we may encounter substantial delays in our clinical studies. Furthermore, results of earlier studies and trials may not be predictive of results of future trials.

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Interim and preliminary data from our clinical trials that we announce or publish from time to time may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data.

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Pharmaceutical product development is inherently uncertain, and there is no guarantee that any of our product candidates will receive marketing approval.

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Competition in the biotechnology and pharmaceutical industries is intense and our competitors may discover, develop or commercialize products faster or more successfully than us. If we are unable to compete effectively our business, results of operations and prospects will suffer.

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The effects of the invasion of Ukraine by Russia, the resulting conflict and retaliatory measures by the global community have created global security concerns, including the possibility of expanded regional or global conflict, which have had, are likely to continue to have, short-term and likely longer-term adverse impacts on Ukraine and Europe and around the globe, which could adversely affect our business and results of operations. The same applies to other global conflicts such as the ongoing conflict in the Middle East.

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Our failure to meet Nasdaq’s continued listing requirements could result in a delisting of our ADSs. If we fail to satisfy the applicable continued listing requirements of Nasdaq, such as certain corporate governance requirements, minimum equity or minimum closing bid price requirement, Nasdaq may take steps to delist our ADSs. Such a delisting would likely have a negative effect on the price of our ADSs and would impair your ability to sell or purchase our ADSs when you wish to do so.

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Our product candidates may not work as intended, may cause undesirable side effects or may have other properties that could delay or prevent their regulatory approval, limit the commercial profile of an approved label or result in significant negative consequences following marketing approval, if any.

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The regulatory approval processes of the U.S. Food and Drug Administration, the European Medicines Agency and comparable authorities are lengthy, time consuming, and inherently unpredictable. If we are ultimately unable to obtain regulatory approval for our product candidates, our business will be substantially harmed.

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Our future partners, if any, may not be able to obtain regulatory approval for products, if any, derived from our product candidates under applicable United States, European and other international regulatory requirements.

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Even if products derived from our product candidates receive regulatory approval, such products may not gain market acceptance and our future partners, if any, may not be able to effectively commercialize them.

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If we are not successful in developing our product candidates and our future partners, if any, are not successful in commercializing any products derived from our product candidates, our ability to expand our business and achieve our strategic objectives will be impaired.

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We rely on third-parties to manufacture preclinical, clinical and commercial supplies of our products, product candidates and their components. In addition, we rely on third-parties in the conduct of significant aspects of our pre-clinical studies and clinical trials, and we intend to rely on third parties in the conduct of future clinical trials. If these third parties do not successfully carry out their contractual duties, fail to comply with applicable regulatory requirements and/or fail to meet expected deadlines, we may be unable to obtain regulatory approval for our product candidates.

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Our future partners, if any, may encounter difficulties in manufacturing, product release, shelf life, testing, storage, supply chain management and/or shipping, and/or all of which could materially adversely affect our business operations.

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Certain of our product candidates may be uniquely manufactured for each patient and we and/or our future partners may encounter difficulties in production, particularly with respect to the scaling of manufacturing capabilities.

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If our and our future partners’, if any, efforts to obtain, maintain, protect, defend and/or enforce the intellectual property related to our product candidates and technologies are not adequate, we may not be able to compete effectively in our market.

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We may be involved in lawsuits to protect or enforce our intellectual property or the intellectual property of our licensors, or to defend against third-party claims that we infringe, misappropriate or otherwise violate such third party’s intellectual property.

Risks Related to this Offering
The sale of a substantial amount of our ordinary shares represented by ADSs, including resale of the ordinary shares represented by ADSs issuable upon the exercise of the warrants held by the selling shareholders in the public market could adversely affect the prevailing market price of our ordinary shares.
We are registering for resale an aggregate of up to 19,453,796 ordinary shares represented by 1,945,379 ADSs, including 9,726,898 ordinary shares represented by 972,689 ADSs issuable upon the exercise of warrants held by the selling shareholders. Sales of substantial amounts of our ordinary shares represented by ADSs in the public market, or the perception that such sales might occur, could adversely affect the market price of our common shares, and the market value of our other securities. We cannot predict if and when selling shareholders may sell such shares in the public markets. Furthermore, in the future, we may issue additional ordinary shares or other equity or debt securities convertible into ordinary shares. Any such issuance could result in substantial dilution to our existing shareholders and could cause our share price to decline.
DIVIDEND POLICY
We have never declared or paid any cash dividends on our ordinary shares. We do not anticipate paying cash dividends on our equity securities in the foreseeable future and intend to retain all available funds and any future earnings for use in the operation and expansion of our business. If we pay any dividends on our ordinary shares, we will pay those dividends, which shall be payable in respect of the ordinary shares underlying the ADSs, to the depositary, as the registered holder of such ordinary shares, and the depositary then will pay such amounts to the ADS holders in proportion to the ordinary shares underlying the ADSs held by such ADS holders, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. See the section entitled “Description of American Depositary Shares” in this prospectus. Cash dividends on our ordinary shares, if any, will be paid in USD.
MARKET, INDUSTRY AND OTHER DATA
This prospectus contains statistics, estimates, projections and other information concerning our industry, our business, and the markets for our product candidates, including data regarding the total sales of product in those markets, the estimated patient population in those markets, their projected growth rates, the perceptions and preferences of patients and physicians regarding the disease indications that we are pursuing or may pursue, as well as data regarding market research, statistics, estimates and forecasts prepared by our management. Information that is based on statistics, estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources. For example, certain information contained in this prospectus regarding industry and market data was obtained from Medtrack, a database of private and public biotechnology companies. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”
USE OF PROCEEDS
This prospectus relates to ADSs representing our ordinary shares that may be offered and sold from time to time by the selling shareholders. We will receive no proceeds from the sale of ADSs representing our ordinary shares by the selling shareholders in this offering. We may receive up to $ 6,876,917 in gross proceeds upon exercise of the warrants purchased pursuant to the Purchase Agreements.
Any proceeds that we receive by exercise of the warrants are expected to be used to advance our preclinical and clinical pipeline, and for continuing operating expenses and working capital, which may include, but are not limited to, research and development costs, including the conduct of one or more clinical trials and process development and manufacturing of our product candidates, expansion of our technology infrastructure and capabilities, working capital, capital expenditures and other general corporate purposes. The amounts and timing of these expenditures will depend on a number of factors, such as the timing and progress of our research and development efforts, regulatory actions affecting our product candidates and our business, technological advances and the competitive environment for our product candidates. We may use the proceeds for purposes that are not contemplated at the time of this offering. Pending use of the net proceeds as described above, we expect to invest the net proceeds in short-and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. It is possible that no warrants will be exercised and no additional ordinary shares represented by ADSs will be issued. As we are unable to predict the timing or amount of potential issuances of all of the additional ordinary shares represented by ADSs issuable to the selling shareholders, we cannot specify with certainty all of the particular uses for the net proceeds. Accordingly, our management will have broad discretion in the application of the net proceeds.

CAPITALIZATION
You should read this information together with our audited consolidated financial statements and related notes included in our 2023 Form 20-F and incorporated by reference in this prospectus and the information set forth under the sections titled “Use of Proceeds” and “Item 5. Operating and Financial Review and Prospects” included in our 2023 Form 20-F and incorporated by reference.
The table below sets forth our cash and cash equivalents and our total capitalization as of June 30, 2024 on:
(1)
an actual basis and;

(2)
an as adjusted basis to give effect to (a) the Private Placement closed on December 21, 2023, assuming exercise of 9,726,898 warrants at an exercise price of $0.707 per ordinary share (amended to 4.799 DKK as of June 12, 2024).

	June 30, 2024	As Adjusted
Cash and cash equivalents	7,993	14,870
Total assets	15,231	22,108
Total liabilities	13,978	13,978
Share capital	8,244	9,640
Other reserves	105,983	111,464
Accumulated deficit	(112,974)	(112,974)
Total equity	1,253	8,130
The number of our ordinary shares (including shares represented by ADSs in proportion to the designated ratio, as described in this registration statement) to be outstanding after this offering is based on 55,760,546 ordinary shares outstanding as of August 15, 2024 and excludes:
[1]   3,192,373 ordinary shares issuable upon the exercise of warrants outstanding as of August 15, 2024, pursuant to our Warrant Incentive Plan, at a weighted average exercise price of $1.18 per warrant;
[2]   71,742,934 ordinary shares issuable upon the exercise of warrants outstanding as of the date of this prospectus, based on Warrants issued to investors and placement agent, at a weighted average exercise price of $0.36 per warrant;
[3]   50,000 ordinary shares issuable upon the exercise of warrants outstanding as of the date of this prospectus, based on Warrants issued to a consultant, at an exercise price equal to $0.39 per warrant
[4]   110,140,504 ordinary shares reserved for future issuance under our warrant plans, including 9,461,540 ordinary shares reserved for future issuance to key employees, officers, directors, 728,964 ordinary shares reserved for future issuance under the EIB Warrants, as described in our 2023 Form 20-F incorporated herein by reference in the section entitled “Description of Share Capital — Our EIB Warrants”, and 99,950,000 shares reserved for future issuance under warrants the may be issued to future investors, lenders, consultants and/or advisors, if any.
For the description of the Warrant Incentive Plan see “Warrant Incentive Plan” in our 2023 Form 20-F incorporated herein by reference.
Unless otherwise stated, all information in this prospectus assumes no exercise of the outstanding options and warrants described above into ordinary shares or ADSs, treats all restricted shares issued with outstanding restrictions to be vested as issued and outstanding shares, no exercise of the Warrants or Placement Agent Warrants issued in the public offering and no sale of pre-funded warrants in the public offering.
Except as otherwise indicated all references to our articles of association in this prospectus refer to our articles of association, as amended as currently in force for Evaxion Biotech A/S at the date of this prospectus.

To the extent these outstanding options or any newly issued options are exercised, or we issue additional ordinary shares in the future, there will be further dilution to the new investors purchasing ordinary shares represented by ADSs in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

DILUTION
If you invest in ADSs, your ownership interest will be diluted to the extent of the difference between the price per ADS sold by the selling shareholders in this offering and the as adjusted net tangible book value per ordinary share (including ordinary shares represented by ADSs) immediately after this offering. The net tangible book value of our ordinary shares (including ordinary shares represented by ADSs) as of June 30, 2024 was approximately $1.3 million or approximately $0.02 per ordinary share (including ordinary shares represented by ADSs) based upon 55,760,546 ordinary shares (including ordinary shares represented by ADSs) outstanding as of June 30, 2024. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of ordinary shares outstanding as of June 30, 2024.
After giving effect to the exercise of all of the outstanding Private Placement Warrants by the selling shareholders at the exercise price of $0.707 per ordinary share (amended to 4.799 DKK as of June 12, 2024) which would result in gross proceeds to us of $6,876,917; (ii) assuming that all of such exercised 9,726,898 ordinary shares represented by 972,689 ADSs shares were sold by the selling shareholders in this offering (the proceeds of which would not be received by the Company), and, our pro-forma net tangible book value as of June 30, 2024 after this offering would be approximately $8.1 million, or approximately $0.12 per ordinary share. Pro-forma as adjusted net tangible book value per share represents net tangible book value divided by the 65,487,444 ordinary shares outstanding after this offering (as adjusted above) as of June 30, 2024. This represents an immediate increase in net tangible book value of $0.10 per ordinary share to existing shareholders and immediate increase in net tangible book value of $0.17 per ordinary share to investors purchasing our common shares in this offering at the assumed public offering price.
In addition, we may offer other securities in other offerings due to market conditions or strategic considerations. To the extent we issue such securities, it could result in further dilution to our shareholders.
The discussion above is based on 55,760,546 ordinary shares (including ordinary shares represented by ADSs) outstanding as of June 30, 2024 and excludes:
[1]   3,192,373 ordinary shares issuable upon the exercise of warrants outstanding as of August 15, 2024, pursuant to our Warrant Incentive Plan, at a weighted average exercise price of $1.18 per warrant;
[2]   71,742,934 ordinary shares issuable upon the exercise of warrants outstanding as of the date of this prospectus, based on Warrants issued to investors and placement agent, at a weighted average exercise price of $0.36 per warrant;
[3]   50,000 ordinary shares issuable upon the exercise of warrants outstanding as of the date of this prospectus, based on Warrants issued to a consultant, at an exercise price equal to $0.39 per warrant
[4]   110,140,504 ordinary shares reserved for future issuance under our warrant plans, including 9,461,540 ordinary shares reserved for future issuance to key-employees, officers and directors, 728,964 ordinary shares reserved for future issuance under the EIB Warrants, and 99,950,000 shares reserved for future issuance under warrants the may be issued to future investors, lenders, consultants and/or advisors, if any.

BUSINESS
The following modifies and supersedes information incorporated by reference from our 2023 Annual Report on Form 20-F.
Product Development Pipeline
We believe that our AI-identified targets can be delivered using any delivery modality, such as peptides, recombinant proteins, mRNA and our proprietary DNA-targeting technology, and we are building a diverse vaccine pipeline utilizing such different delivery modalities.
Figure 1: Our AI models and vaccine pipeline.
EVX-01
EVX-01 is a novel liposomal, peptide-based cancer vaccine designed to engage a patient’s own immune system to fight their cancer by mounting a targeted response towards the tumor.
In June 2023 we reported complete clinical data from the Phase 1/2a trial of EVX-01 in metastatic unresectable melanoma demonstrated an overall response rate of 67% across all 12 patients compared with a historical overall response rate of 40% with anti-PD-1 treatment alone. In addition, the data showed induction of neoantigen-specific T cells in 100% of patients.
EVX-01 is currently in a Phase 2 global multi-center clinical trial for the treatment of metastatic melanoma and is administered in combination with KEYTRUDA® (pembrolizumab), a humanized anti-human PD-1 monoclonal antibody developed by Merck & Co., Inc., or Merck. A Clinical Trial Collaboration and Supply Agreement, or CTCSA, is in place with MSD International GmbH and MSD International Business GmbH (known collectively as MSD outside the United States and Canada), both of which are subsidiaries of Merck, to evaluate the combination of EVX-01 with MSD’s KEYTRUDA®.
The first patient in the EVX-01 Phase 2 trial was dosed in Australia in September 2022. In November 2022, we submitted an Investigational New Drug Application, or IND, along with a Fast Track designation request to the U.S. Food and Drug Administration, or FDA, for the Phase 2 clinical trial of EVX-01 in combination with KEYTRUDA® for the treatment of patients with metastatic melanoma. On December 22, 2022, the FDA notified us that it had reviewed our IND and determined that we could proceed with our Phase 2 trial. In January 2023, we received Fast Track designation from the FDA for the study.

In addition, we have received approval of our Clinical Trial Applications, or CTAs, for the Phase 2 trial from regulatory authorities in Australia and Italy.
The initial data from five patients from the Phase 2 clinical study were presented at the annual meeting of the Society of Cancer Immunotherapy, or SITC, in San Diego, California November 2023. We believe the data confirmed the previously reported Phase 1/2a findings and further indicated a promising clinical outcome. Full Phase 2 study readout is expected in 2025.
Our Strengths
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Our flexible, scalable and adaptable AI-Immunology™ platform offers a strong value proposition toward existing and potential partners

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Our five AI models PIONEER™, ObsERV™, AI-DeeP™, EDEN™ and RAVEN™ ingrained in the AI-Immunology™ platform, have allowed us to generate numerous pipeline candidates within both cancer and infectious diseases, all with positive potential and with our first two oncology product candidates currently in clinical development

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Our AI-Immunology™ platform offers the potential to expand our partnerships and product candidate portfolio and allows for entering into additional therapy areas

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Our AI immunology™ platform facilitates the identification of novel effective vaccine targets, enhancing the potential for clinical success

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Our in-house capabilities for experimental screening and testing of novel targets allow us to move rapidly from target identification to pre-clinical development

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Our model for iterative training allows for continuous improvement of our AI-Immunology™ platform as data are generated throughout the drug development stages

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We have established a direct link between the predictive power of our AI-Immunology™ platform and preclinical and clinical outcome

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Our existing collaborations are confirming the strength of our AI-Immunology™ platform

Our EVX-01 Product Candidate
Our Phase 2 Clinical Trial
Based on our Phase 1/2a clinical trial interim data readout on October 21, 2021, we entered into the Merck CTCSA to evaluate in a new Phase 2 clinical trial, the combination of our personalized cancer vaccine, EVX- 01, with MSD’s anti-PD-1 therapy KEYTRUDA® (pembrolizumab), a humanized anti-human PD-1 monoclonal antibody.
The Phase 2 clinical trial is an open-label, multi-center, single arm trial evaluating the efficacy (best objective response, overall response rate, progression free survival and overall survival) and safety of EVX-01 in adults with advanced or metastatic unresectable melanoma on pembrolizumab. The trial is designed to show an improvement in the best overall response of patients with SD or PR after 12 weeks on pembrolizumab treatment. The trial design is guided by recently published KEYNOTE-001 and 006 data from MSD which demonstrates that advanced melanoma patients with SD at week 12 and subsequent progression had poor survival outcomes. We believe EVX-01 in combination with pembrolizumab has the potential to significantly improve patient outcomes. The trial design is developed in collaboration with world leading KOLs; Georgina

Long (Melanoma Institute Australia, AU), Patrick Ott (Dana-Faber Cancer Institute, USA) and Inge-Marie Svane (Center for Cancer Immune Therapy, Denmark), and is conducted in partnership with MSD.
Figure 17: Schematic presentation of the EVX-01 Phase 2 clinical trial design. Each patient receives 18 cycles with pembrolizumab (approximately two years).
In January 2022, we received regulatory clearance from the Australia Therapeutic Goods Administration, or the TGA, to initiate the Phase 2 clinical trial of EVX-01, and in September 2022, we announced enrollment of the first patient in our Phase 2 trial in Australia.
In June 2022, we submitted a CTA to the Italian Medicines Agency, which was approved on September 16, 2022. Further, on November 23, 2022, we submitted an IND to the FDA, which was granted approval on December 22, 2022. Further, we received Fast Track designation from the FDA on January 17, 2023.
As of November 2023, 16 patients were enrolled in the Phase 2 study and commenced the combination treatment with EVX-01 and pembrolizumab. Initial readout from the first five patients was presented at the 38th annual meeting of SITC in November 2023 in San Diego, California. Few AEs related to EVX-01 have been reported and these were either grade 1 or 2. No SAEs have been reported in this patient cohort. Safety data cut-off: September 30, 2023.
For all five patients EVX-01 induced a specific immune response over time as evidenced by an increase in magnitude of vaccine neoantigen-specific T cells.
We believe that the initial data from the EVX-01 Phase 2 study confirm the findings of the EVX-01 Phase 1 study. One year data readout is expected in Q3 2024 and full study readout is expected in 2025.
Our EVX-02 and EVX-03 DNA Product Candidates
Overview
Our additional two personalized cancer vaccines, EVX-02 and EVX-03, developed based on our PIONEER AI model, are in early clinical and late pre-clinical development, respectively. EVX-02 comprise PIONEER top-ranked neoantigens contained in a plasmid DNA and EVX-03 contains a combination of PIONEER predicted neoantigens and ERV antigens. EVX-02 is our product candidate for adjuvant treatment of resectable melanoma, whereas EVX-03 is an improved, next generation vaccine with a proprietary APC targeting unit, intended for treatment of patients with locally advanced or metastatic solid tumors, including non-small cell lung cancer. The goal of the two cancer vaccines is to promote T-cell priming and expansion of cancer-specific effector T cells for direct and specific tumor killing. Both personalized vaccine candidates will be administered to patients in combination with CPI.
Summary
Our pre-clinical studies demonstrated that both EVX-02 and EVX-03 inhibited tumor growth in mice and induced functional therapy-specific T cells. Direct comparison of the potency of EVX-02 and EVX-03 in mice clearly indicated a beneficial effect of the APC targeting unit, as evidenced by a lower tumor protective dose of EVX-03 compared to EVX-02 and higher levels of neoantigen-specific T cells induced by EVX-03 compared to EVX-02. Further, the combination of our EVX-02 DNA therapy and CPI treatment of mice enhanced the antitumor effect, which we believe indicates a positive interplay of the two therapies.

Final data from a first-in-human Phase 1/2a clinical trial investigating the safety, tolerability and pharmacodynamic response of EVX-02, substantiated the ability to activate neoantigen-specific T cells as well as indicated encouraging clinical outcome data of our first-generation neoantigen DNA therapy.
EVX-03 GLP toxicology study
In a toxicology study, performed under GLP standards, no organ weight, no macroscopic nor microscopic changes were observed in a repeated dose study in mice.
Figure 25: Results obtained in GLP toxicology study of EVX-03.
Our EVX-03 Clinical Development Plans
Based on the readout from our Phase 1/2a EVX-02 study, induction of a robust and long-lasting CD4+ and CD8+ specific T-cell responses as well as a favorable clinical outcome in all patients, we believe we have validated our PIONEER™ AI model, DNA technology and manufacturing process of the DNA therapy. Our next-generation DNA vaccine, EVX-03, is further optimized by including an APC targeting unit thereby leading to improved anti-tumor effect in pre-clinical models. Collectively, we believe these data constitute an attractive out-licensing package for potential partners, supporting progression into a first-in human Phase 1 clinical trial to assess the safety, tolerability and pharmacodynamic effect of EVX-03.
Our EVX-B2 Product Candidate
Evaluation and Selection of Vaccine Antigens
EVX-B2 was developed using our, proprietary AI model EDEN™ for B-cell antigen discovery, to identify novel B-cell antigen vaccine targets. Ten proteomes of N. gonorrhoeae were processed through EDEN™. The strains were selected to represent the N. gonorrhoeae phylogenetic landscape and include several different antibiotic resistance profiles. EDEN™ identified several N. gonorrhoeae vaccine antigens.
Evaluation and Selection of Adjuvant
We have evaluated different adjuvants together with the antigens and their combined effect to induce antigen-specific antibody responses, bactericidal activity and protection in vivo. GLA-SE was identified to have the highest adjuvating capacity on the antigens, resulting in a formulation with high immunogenicity in vivo and in vitro.

GLA-SE is a synthetic analog of Monophosphoryl Lipid A (MPL). GLA-SE has been included in multiple vaccine formulations and the adjuvant has been confirmed to have a favorable immunogenicity profile. The adjuvant induces a Th1 skewed immune response.
Figure 42. EVX-B2 demonstrates broad protection in a bactericidal assay using a panel of 50 different relevant clinical isolates with >50% bactericidal killing recognized. Two different immune serum concentrations were used, 20% and 40%, together with 20% normal human serum as a source of complement and bacterial survival was assessed after 30 min.

Private Placement of Ordinary Shares represented by ADSs and Warrants
Securities Purchase Agreement and Investment Agreement
On December 18, 2023, we entered into a securities purchase agreement (the “Purchase Agreement”) and an Investment Agreement (the “Investment Agreement”; and, together with the Purchase Agreement referred to herein as the “Purchase Agreements”), with the selling shareholders, consisting of certain institutional accredited investors, qualified institutional buyers and other accredited investors, including all members of our management and board of directors and MSD GHI (collectively, the “Purchasers”), for the issuance and sale in a private placement (the “Private Placement”) of 9,726,898 of our ordinary shares, DKK 1 nominal value (“Ordinary Shares”), represented by American Depositary Shares (“ADSs”), with each ADS representing ten (10) Ordinary Shares, and accompanying warrants (the “Warrants”) to purchase up to 9,726,898 Ordinary Shares represented by ADSs at a purchase price of $0.544 per Ordinary Share. Each ADS represents ten (10) Ordinary Shares. The Warrants are exercisable immediately upon issuance, expire three (3) years after the closing date of the Private Placement and have an exercise price equal to $0.707 per Ordinary Share (amended to 4.799 DKK as of June 12, 2024).
The gross proceeds to us from the Private Placement were approximately $5.3 million, with up to an additional $6.8 million of gross proceeds possible upon cash exercise of the Warrants, which is not guaranteed, before deducting offering expenses payable by the Company.
The Private Placement closed on December 21, 2023.
Registration Rights Agreement
In connection with the Private Placement, we entered into a registration rights agreement with the Purchasers (the “Registration Rights Agreement”), pursuant to which we agreed to prepare and file a registration statement (the “Registration Statement”) with the SEC registering the resale of the Ordinary Shares represented by ADSs and the Ordinary Shares represented by ADSs issuable upon the exercise of the Warrants (the “Warrant Shares”) no later than the 90th calendar day following the date of the Registration Rights Agreement and, with respect to any additional Registration Statements which may be required pursuant to the Registration Rights Agreement, the earliest practical date on which the Company is permitted by SEC guidance to file such additional Registration Statement related to the Ordinary Shares and the Warrant Shares; provided, however, that in the event that the Company shall file a registration statement with the SEC for a public offering of securities of the Company (a “Company Public Offering”) prior to the 90th calendar day following the date of the Registration Rights Agreement, then the filing date of the initial Registration Statement shall mean the 90th calendar day following the date of the closing of such Company Public Offering. In addition, the Company has agreed to use its commercially reasonable efforts to have the Registration Statement declared effective as promptly as practical thereafter, and in any event not more than the 90th calendar day following the filing date (or, in the event of a “full review” by the SEC, the 120th calendar day following the initial filing date) and with respect to any additional Registration Statements which may be required pursuant to the Registration Rights Agreement, the 90th calendar day following the date on which an additional Registration Statement is required to be filed under the Registration Rights Agreement (or, in the event of a “full review” by the SEC, the 120th calendar day following the date such additional Registration Statement is required to be filed under the Registration Rights Agreement); and to keep such registration statement effective at all times until (i) the Purchasers do not own any Ordinary Shares, Warrants or Warrant Shares issuable upon exercise thereof or (ii) the Ordinary Shares and the Warrant Shares may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 under the Securities Act. The Company has agreed to be responsible for all fees and expenses incurred in connection with such registration.
The Company has granted the Purchasers customary indemnification rights in connection with the Registration Statement. The Purchasers have also granted the Company customary indemnification rights in connection with the Registration Statement.
The Purchase Agreements and the Registration Rights Agreement contain customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The foregoing descriptions of terms and conditions of the Purchase Agreements, the Warrants and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the full text of the forms of the Purchase Agreements, the description of the terms of the Warrants contained in the Company’s Articles of Association, as amended, the form of the Warrant Certificate, and the form of the Registration Rights Agreement, which are attached hereto as exhibits.

SELLING SHAREHOLDERS
The ordinary shares represented by ADSs being offered by the selling shareholders are those previously issued to the selling shareholders, and those issuable to the selling shareholders, upon exercise of the warrants. For additional information regarding the issuances of those ordinary shares and warrants, see “Private Placement of Ordinary Shares Represented by ADSs and Warrants” above. We are registering the ordinary shares in order to permit the selling shareholders to offer the shares for resale from time to time. Except as set forth below, except for the ownership of the ordinary shares and the warrants, the selling shareholders have not had any material relationship with us within the past three years.
The table below lists the selling shareholders and other information regarding the beneficial ownership of the ordinary shares represented by ADSs by each of the selling shareholders. The second column lists the number of ordinary shares represented by ADSs beneficially owned by each selling shareholder, based on its ownership of the ordinary shares and warrants, as of April 24, 2024, assuming exercise of the warrants held by the selling shareholders on that date, without regard to any limitations on exercises, except as specifically noted below with respect to certain beneficial ownership blockers.
The third column lists the ordinary shares represented by ADSs being offered by this prospectus by the selling shareholders.
In accordance with the terms of a registration rights agreement with the selling shareholders, this prospectus generally covers the resale of the sum of (i) the number of ordinary shares represented by ADSs issued to the selling shareholders in the “Private Placement of Ordinary Shares Represented by ADSs and Warrants” described above and (ii) the maximum number of ordinary shares represented by ADSs issuable upon exercise of the related warrants, determined as if the outstanding warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the warrants. The fourth column assumes the sale of all of the shares offered by the selling shareholders pursuant to this prospectus. The selling shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”
	Number of Ordinary Shares owned prior to Offering(1)		Maximum Number of Ordinary Shares Represented by ADSs to be Sold Pursuant to this Prospectus	Number of Ordinary Shares Owned After Offering(2)
Name of Selling Shareholder	Number	Percent		Number	Percent
Arpoador Holding ApS(3)	773,964	1.39	735,294	38,670	*
Kaj Andersen(4)	2,536,182	4.55	1,102,942	1,433,240	2.19
Peter Draminsky(5)	128,676	*	128,676	0	—
Steven Projan(6)	394,936	*	367,648	78,959	*
JJCM Rungsted ApS(7)	477,166	*	262,606	214,560	*
Jajr Holding ApS(8)	1,353,773	2.43	1,102,942	250,831	*
SqWi Holding ApS(9)	1,216,587	2.18	1,102,942	113,645	*
Casper Johansen(10)	91,912	*	91,912	52,500	—
MKA Pensionsopsparing A/S(11)	735,294	1.32	735,294	0	—
CGR Invest ApS(12)	164,672	*	117,552	47,120	*
Gangsted Invest(13)	92,842	*	66,272	26,570	*
Tresor Invest ApS(14)	183,824	*	183,824	0	—
JUCCAS Energy ApS(15)	415,708	*	367,648	48,060	*
JKP Holding ApS(16)	960,294	1.72	735,294	225,000	*
Fjelsted Rasmussen Invest II ApS(17)	183,824	*	183,824	0	—
Anders Colding Friis(18)	328,818	*	294,118	34,700	*

	Number of Ordinary Shares owned prior to Offering(1)		Maximum Number of Ordinary Shares Represented by ADSs to be Sold Pursuant to this Prospectus	Number of Ordinary Shares Owned After Offering(2)
Name of Selling Shareholder	Number	Percent		Number	Percent
Retailwerk(19)	316,596	*	275,736	40,860	*
Ahmad Al-Hamad(20)	275,736	*	275,736	0	—
Morten Jensen(21)	192,716	*	183,824	8,892	*
The Argel Trust(22)	434,848	*	91,912	342,936	*
Jaime Aranguren Alvarez(23)	91,912	*	91,912	0	—
Pedro Morfin(24)	427,332	*	91,912	335,420	*
Peter-Andreas Ravnbak(25)	334,946	*	275,736	59,210	*
Ulrik Grau(26)	180,472	*	91,912	88,560	*
CNI Invest ApS(27)	121,282	*	91,912	29,370	*
T.B.S HOLDING(28)	127,670	*	73,530	54,140	*
Marianne Søgaard(29)	593,122	1.06	551,470	230,139	*
Svend Jansen A/S(30)	394,324	*	367,648	26,676	*
Michael Jansen(31)	86,922	*	73,530	13,392	*
Søgaard & Jansen ApS(32)	477,942	*	477,942	0	—
Peter Iversen Møller(33)	556,450	1.00	551,470	4,980	*
Niels Iversen Møller(34)	4,269,657	7.66	36,764	4,244,768	6.48
Roberto Prego(35)	494,072	*	183,824	358,995	*
LH2022 ApS(36)	147,058	*	147,058	14,583	—
Lars Wegner(37)	73,655	*	73,530	608,323	*
Christian Kanstrup(38)	919,118	1.65	919,118	169,167	—
CKC ApS(39)	551,470	0.99	551,470	0	—
Andreas Holm Mattsson(40)	4,252,815	7.63	110,294	4,183,771	6.39
Jesper Nyegaard Nissen(41)	73,530	*	73,530	58,333	—
Wasabi-Link Holding ApS(42)	73,530	*	73,530	15,500	—
Birgitte Rønø(43)	73,530	*	73,530	111,876	—
Bendtsen Holding ApS(44)	367,648	*	367,648	0	—
Lombard International Assurance S.A. Luxembourg(45)	919,118	1.65	919,118	0	—
Merck Global Health Innovation Fund LLC(46)	7,720,588	13.85	4,595,588	6,250,000	9.54
Monterey Invest APS(47)	210,494	*	183,824	26,670	*

* Represents beneficial ownership of less than 1%

(1)
Percentage is based on 55,760,546 ordinary shares outstanding.

(2)
Assumes (a) all ordinary shares represented by ADSs registered hereunder, including those issuable upon exercise of the Private Placement Warrants, will be sold and (b) no other ordinary shares are acquired or sold by the selling shareholder prior to completion of this offering. Percentage calculation based on 65,487,444 ordinary shares represented by ADSs to be outstanding.

(3)
Thomas Nyegaard is a control person of such entity. Ownership prior to offering consists of 406,317 ordinary shares and 367,647 Private Placement Warrants. Address is Mantziusvej 4, 2900, Hellerup.

(4)
Ownership prior to offering consists 1,984,711 ordinary shares and 551,547 Private Placement Warrants. Address is Ocean Drive 276, 05-34, 098449 Singapore, Singapore.

(5)
Ownership prior to offering consists 64,338 ordinary shares and 64,338 Private Placement Warrants. Address is 38 Jalan Arnap, 249344 Singapore.

(6)
Ownership prior to offering consists 211,112 ordinary shares, 51,671 warrants for ordinary shares and 183,824 Private Placement Warrants. Address is One Columbia Pl N480, Ny Ny 1019 USA.

(7)
Christian Svane Mourier is a control person of such entity. Ownership prior to offering consists of 345,863 ordinary shares and 131,303 Private Placement Warrants. Address is Rungsted Strandvej 88, 2960, Rungsted Kyst.

(8)
Beneficial owner is Jakob Juul Rasmussen. Ownership prior to offering consists of 802,302 ordinary shares and 551,471 Private Placement Warrants. Address is Søbyvej 11, 2650, Hvidovre.

(9)
Søren Winkel is a control person of such entity. Ownership prior to offering consists of 665,116 ordinary shares and 551,471 Private Placement Warrants. Address is Lystoftevej 19, 2800, Lyngby.

(10)
Ownership prior to offering consists of 45,956 ordinary shares and 45,956 Private Placement Warrants. Address is 04-17 Marina Collection, 098328 Singapore.

(11)
Michael Kaa Andersen and Gert Rasmussen are control persons of such entity. Ownership prior to offering consists of 367,647 ordinary shares and 367,647 Private Placement Warrants. Address is Hammershusgade 9, 2100, København Ø.

(12)
Christian Gangsted-Rasmussen is a control person of such entity. Ownership prior to offering consists of 105,896 ordinary shares and 58,776 Private Placement Warrants. Address is Esplanaden 34 A, 1., 1263, København K.

(13)
Christian Gangsted-Rasmussen is a control person of such entity. Ownership prior to offering consists of 59,706 ordinary shares and 33,136 Private Placement Warrants. Address is Esplanaden 34 A, 1., 1263, København K.

(14)
Mads Grønborg is a control person of such entity. Ownership prior to offering consists of 91,912 ordinary shares and 91,912 Private Placement Warrants. Address is Esplanaden 34A, 1, 1263, København K.

(15)
Christine Jansby is a control person of such entity. Ownership prior to offering consists of 231,884 ordinary shares and 183,824 Private Placement Warrants. Address is Storgaden 50, 6052, Viuf.

(16)
Jannik Kruse Petersen is a control person of such entity. Ownership prior to offering consists of 592,647 ordinary shares and 367,647 Private Placement Warrants. Address is Tesch Alle 10, 2840, Holte.

(17)
Sisse Fjelsted is a control person of such entity. Ownership prior to offering consists of 91,912 ordinary shares and 91,912 Private Placement Warrants. Address is Skodsborg Strandvej 114, 2942, Skodsborg.

(18)
Ownership prior to offering consists of 181,759 ordinary shares and 147,059 Private Placement Warrants. Address is Nøddekrogen 1, 2920, Charlottenlund.

(19)
Palle Johannesen is a control person of such entity. Ownership prior to offering consists of 178,728 ordinary shares and 137,868 Private Placement Warrants. Address is Retail Werk A/S, Silkeborgvej 1, 8000, Århus C.

(20)
Ownership prior to offering consists of 137,868 ordinary shares and 137,868 Private Placement Warrants. Address is 55 Portland Place, London W1B 1QL.

(21)
Ownership prior to offering consists of 100,804 ordinary shares and 91,912 Private Placement Warrants. Address is Egtoftevej 7, 2950, vedbæk.

(22)
Fernando Aranguren is a control person of such entity. Ownership prior to offering consists of 45,956 ordinary shares represented by ADSs and 45,956 Private Placement Warrants. Address is Floor 3, 32 Mahuhu Crescent, Auckland Central, Auckland 1010.

(23)
Jaime Aranguren Alvarez is a control person of such entity. Ownership prior to offering consists of 45,956 ordinary shares and 45,956 Private Placement Warrants. Address is Pedro Martinez Rivas 731, Parque Industrial Belenes Nte, Zapopan, Mexico CP 45150.

(24)
Ownership prior to offering consists of 381,376 ordinary shares and 45,956 Private Placement Warrants. Address is Miami, Florida, 33156, USA.

(25)
Ownership prior to offering consists of 197,078 ordinary shares and 137,868 Private Placement Warrants. Address is Sophienbergvej 3, 2960, Rungsted Kyst.

(26)
Ownership prior to offering consists of 134,516 ordinary shares and 45,956 Private Placement Warrants. Address is 597 Westport Avenue, Unit B340, Norwalk, CT, 06851.

(27)
Claus Nielsen is a control person of such entity. Ownership prior to offering consists of 75,326 ordinary shares and 45,956 Private Placement Warrants. Address is Prins Frederiks Alle 2, Søllerød, 2840, Holte.

(28)
Thomas Berg Søndergaard is a control person of such entity. Ownership prior to offering consists of 90,905 ordinary shares and 36,765 Private Placement Warrants. Address is Ordruphøjvej 2, 2920, Charlottenlund.

(29)
Ms. Søgaard is Chairman of our board of directors and has been since November 25, 2020. Ownership prior to offering consists of 317,387 ordinary shares, 188,487 warrants for ordinary shares represented by ADSs and 275,735 Private Placement Warrants Address is Viggo Rothes Vej 11, 2920, Charlottenlund.

(30)
Michael Jansen is a control person of such entity. Ownership prior to offering consists of 210,500 ordinary shares and 183,824 Private Placement Warrants. Address is Viggo Rothes Vej 11, 2920, Charlottenlund.

(31)
Michael Jansen is a control person of such entity. Ownership prior to offering consists of 50,157 ordinary shares and 36,765 Private Placement Warrants. Address is Viggo Rothes Vej 11, 2920, Charlottenlund.

(32)
Michael Jansen is a control person of such entity. Ms. Søgaard is also a part owner of this entity and is Chairman of our board of directors and has been since November 25, 2020. Ownership prior to offering consists of 238,971 ordinary shares and 238,971 Private Placement Warrants. Address is Viggo Rothes Vej 11, 2920, Charlottenlund.

(33)
Ownership prior to offering consists of 280,715 ordinary shares and 275,735 Private Placement Warrants. Address is Toldbogade 5, 3, 1253, København K.

(34)
Dr. Møller is one of our founders and was elected to our board of directors in 2022. Ownership prior to offering consists of 4,251,275 ordinary shares, 11,875 warrants for ordinary shares and 18,382 Private Placement Warrants. Address is Toldbogade 5, 3, 1253, København K.

(35)
Mr. Prego has been on our board of directors since 2018. Ownership prior to offering consists of 402,160 ordinary shares, 48,747 warrants for ordinary shares and 91,912 Private Placement Warrants. Address is 718 Valencia Ave, Apt 305. Coral Gables FL 33134.

(36)
Lars Holtug is a control person of such entity. Mr. Holtug has been on our board of directors since 2021. Ownership prior to offering consists of 73,529 ordinary shares, 14,583 warrants for ordinary shares and 73,529 Private Placement Warrants. Address is Nyhavn 31A, 2, 1051, Kbh K.

(37)
Dr. Wegner was previously our CEO until September 2022 and was appointed to our board of directors in April 2024. Ownership prior to offering consists of 36,890 ordinary shares, 608,198 warrants for ordinary shares and 36,765 Private Placement Warrants. Address is Tanggaardsvej 25, 2680, Solrød Strand.

(38)
Mr. Kanstrup was appointed Chief Executive Officer in September 2023. Ownership prior to offering consists of 459,559 ordinary shares, 169,167 warrants for ordinary shares and 459,559 Private Placement Warrants. Address is L.E. Bruuns Vej 36, 2920, Charlottenlund.

(39)
Christian Kanstrup is a control person of such entity. Mr. Kanstrup was appointed Chief Executive Officer in September 2023. Ownership prior to offering consists of 275,735 ordinary shares and 275,735 Private Placement Warrants. Address is L.E. Bruuns Vej 36, 2920, Charlottenlund.

(40)
Mr. Mattsson was on of our founders and serves as Chief AI Officer. Ownership prior to offering consists of 4,197,668 ordinary shares, 41,250 warrants for ordinary shares and 55,147 Private Placement Warrants. Address is Engvej 31, 2960, Rungsted Kyst.

(41)
Mr. Nissen serves as Chief Financial Officer and Chief Operating Officer. Ownership prior to offering consists of 36,765 ordinary shares, 58,333 warrants for ordinary shares and 36,765 Private Placement Warrants. Address is Skovbovænget 103, 3500, Værløse.

(42)
Brit Stenfeldt is a control person of such entity. Ownership prior to offering consists of 36,765 ordinary shares, 15,500 warrants for ordinary shares and 36,765 Private Placement Warrants. Address is Bakkeåsen 11, Udsholt, 3230, Græsted.

(43)
Dr. Rønø is our Chief Scientific Officer. Ownership prior to offering consists of 36,765 ordinary shares, 111,876 warrants for ordinary shares and 36,765 Private Placement Warrants. Address is Kålundsvej 38, 3520, Farum.

(44)
Michael Halborg-Bendtsen is a control person of such entity. Ownership prior to offering consists of 183,824 ordinary shares, and 183,824 Private Placement Warrants. Address is Dronninggårds Alle 63, 2840, Holte.

(45)
Janique Thiry Director — Head of Private Markets Structuring and Andra Popa Manager — Private Markets Structuring are control persons of such entity. Ownership prior to offering consists of 459,559 ordinary shares and 459,559 Private Placement Warrants. Address is 4 rue Lou Hemmer, L-1748 Senningerberg, Luxembourg.

(46)
Ownership prior to offering consists of 5,422,794 ordinary shares and 2,297,794 shares issuable upon exercise of 2,297,794 Private Placement Warrants. Does not include 3,125,000 shares subject to Series A Warrants of the Company that are not exercisable within 60 days of April 24, 2024 due to a beneficial ownership blocker in the Series A Warrants limiting beneficial ownership to 9.99%; however, such shares are included in the calculation of ordinary shares owned after the offering. William Taranto is President & General Partner of the selling shareholder; in such capacity, Mr. Taranto has voting and dispositive power over the securities held by the selling shareholder. Address is 126 E. Lincoln Ave, Rahway, NJ 07065, USA.

(47)
Christian Ellegaard is a control person of such entity. Ownership prior to offering consists of 118,582 ordinary shares and 91,912 Private Placement Warrants. Address is Figenvej 70, 4700, Næstved.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION
The following describes our issued share capital, summarizes the material provisions of our articles of association and highlights certain differences in corporate law in the Kingdom of Denmark and Delaware corporate law, the law under which many publicly listed companies in the United States are incorporated. Please note that this summary is not intended to be exhaustive. For further information, please refer to the full version of our articles of association, which are included as an exhibit to the registration statement of which this prospectus is a part.
Introduction
Set forth below is a summary of certain information concerning our share capital as well as a description of certain provisions of our articles of association and relevant provisions of the Danish Companies Act. The summary includes certain references to and descriptions of material provisions of our articles of association to be effective in connection with the consummation of the offering and Danish law in force as of the date of this prospectus. The summary below contains only material information concerning our share capital and corporate status and does not purport to be complete and is qualified in its entirety by reference to our articles of association. Further, please note that as an ADS holder you will not be treated as one of our shareholders and will not have any shareholder rights.
General
We were incorporated under the laws of Denmark on August 11, 2008, as a private limited liability company (in Danish: Anpartsselskab, or ApS) and are registered with the Danish Business Authority (in Danish: Erhvervsstyrelsen) in Copenhagen, Denmark under registration number 31762863. On March 29, 2019, our company was converted into a public limited liability company (in Danish: Aktieselskab, or A/S). The ADSs were publicly listed for trading on The Nasdaq Capital Market under the symbol “EVAX” on February 5, 2021. Our principal executive offices are located at Dr. Neergaards Vej 5f, DK-2970 Hørsholm, Denmark and our telephone number is + 45 53 53 18 50.
Our website address is www.evaxion-biotech.com. The information on, or that can be accessed through, our website is not part of and is not incorporated by reference into this prospectus. We have included our website address as an inactive textual reference only.
Development of the Share Capital
As of August 15, 2024, our registered, issued and outstanding share capital was nominal DKK 55,760,546 divided into 55,760,546 ordinary shares of DKK 1. The development of our share capital since December 31, 2016 to August 15, 2024 is set forth in the table below. The below Price Per Share (DKK) is based on the registrations with the Danish Business Authority.
Date	Transaction	Transaction	(Rounded)
August 2008	Formation (Nominal DKK 1)	250,000	1.00
March 2014	Cash contribution (Nominal DKK 1)	268,148	120.00
December 2014	Cash contribution (Nominal DKK 1)	316,751	178.22
December 2015	Cash contribution (Nominal DKK 1)	336,549	435.76
March 2016	Cash contribution (Nominal DKK 1)	342,880	432.12
September 2017	Cash contribution (Nominal DKK 1)	358,806	1,034.75
March 2019	Transfer of reserves (Nominal DKK 1)	717,612	1.00
July 2019	Cash contribution and debt conversion (Nominal DKK 2)	836,994	914.71(avg)
December 2019	Cash contribution (Nominal DKK 1)	843,564	1,037.50
September 2020	Cash contribution (Nominal DKK 1)	884,974	1,002.90

Date	Transaction	Share Capital After Transaction	Price Per Share (DKK) (Rounded)
October 2020	Cash contribution (Nominal DKK 1)	899,926	1,008.45
January 2021	Share split 2-for-1 (Nominal DKK 1)	899,926	—
January 2021	Bonus share issuance 17-for-1(Nominal DKK 1)	16,198,668	—
February 2021	Initial public offering (3,000,000 ADSs / 3,000,000 new share issue)	19,198,668	61.99
November 2021	Follow-on public offering (3,942,856 ADSs / 3,942,856 new share issue)	23,141,524	45.00
November 2021	Cash contribution (Nominal DKK 1)	23,184,656	1.00
November 2021	Cash contribution (Nominal DKK 1)	23,203,808	1.00
April 2022	Cash contribution (Nominal DKK 1)	23,257,880	1.00
June 2022	Cash contribution (Nominal DKK 1)	23,350,193	1.00
June 2022	Cash Contribution (Nominal DKK 1)	23,387,858	1.00
June 2022	Conversion of Debt (Nominal DKK 1)	23,816,430	19.54
June 2022	Cash Contribution (Nominal DKK 1)	23,833,694	1.00
August 2022	Cash Contribution (Nominal DKK 1)	23,926,007	1.00
August 2022	Cash Contribution (Nominal DKK 1)	23,967,092	1.00
September 2022	Cash Contribution (Nominal DKK 1)	23,977,928	1.00
October 2022	JonesTrading Sales Agreement (23,405 ADSs / 23,405 new share issue)	24,001,333	21.67
October 2022	JonesTrading Sales Agreement (26,396 ADSs / 26,396 new share issue)	24,027,729	21.83
October 2022	JonesTrading Sales Agreement (64,601 ADSs / 64,601 new share issue)	24,092,330	22.60
December 2022	Cash contribution (Nominal DKK 1)	24,134,963	1.00
December 2022	JonesTrading Sales Agreement (4,450 ADSs / 4,450 new share issue)	24,139,413	15.62
January 2023	JonesTrading Sales Agreement (186,584 ADSs / 186,584 new share issue)	24,325,997,	13.82
January 2023	JonesTrading Sales Agreement (447,829 ADSs / 447,829 new share issue)	24,773,826,	13.40
January 2023	JonesTrading Sales Agreement (94,278 ADSs / 94,278 new share issue)	24,868,104	12.59
January 2023	JonesTrading Sales Agreement (259,407 ADSs / 259,407 new share issue)	25,127,511	12.24
January 2023	JonesTrading Sales Agreement (79,657 ADSs / 79,657 new share issue)	25,207,168	11.47
January 2023	JonesTrading Sales Agreement (71,678 ADSs / 61,678 new share issue)	25,278,846	11.19
February 2023	JonesTrading Sales Agreement (96,271 ADSs / 96,271 new share issue)	25,375,117	12.42
February 2023	JonesTrading Sales Agreement (1,003,802 ADSs / 1,003,802 new share issue)	26,378,919	13.86
February 2023	JonesTrading Sales Agreement (42,808 ADSs / 42,808 new share issue)	26,421,727	11.79
March 2023	JonesTrading Sales Agreement (16,280 ADSs 16,280 new share issue)	26,438,007	8.94

Date	Transaction	Share Capital After Transaction	Price Per Share (DKK) (Rounded)
May 2023	Cash Contribution (Nominal DKK 1)	26,572,737	1.00
May 2023	Cash Contribution (Nominal DKK 1)	26,623,862	1.00
June 2023	Cash Contribution (Nominal DKK 1)	26,773,862	1.00
June 2023	JonesTrading Sales Agreement (861,614 ADSs* / 861,614 new share issue	27,635,476	12.03
June 2023	Cash Contribution (Nominal DKK 1)	27,640,300	1.00
July 2023	Jones Trading Sales Agreement (11,348 ADSs* / 11,348 new share issue)	27,651,648	8,43
September 2023	Cash Contribution (Nominal DKK 1)	27,662,484	1.00
September 2023	Jones Trading Sales Agreement (54,099 ADSs* / 54,099 new share issue)	27,716,583	5.50
September 2023	Jones Trading Sales Agreement (51,750 ADSs* / 51,750 new share issue)	27,768,333	5.33
September 2023	Jones Trading Sales Agreement (45,807 ADSs* / 45,807 new share issue)	27,814,140	5.29
October 2023	Jones Trading Sales Agreement (54,829 ADSs* / 54,829 new share issue)	27,868,969	6.04
November 2023	Jones Trading Sales Agreement (50,281 ADSs* / 50,281 new share issue)	27,919,250	7.92
November 2023	Jones Trading Sales Agreement (19,387 ADSs* / 19,387 new share issue)	27,938,637	4.95
November 2023	Jones Trading Sales Agreement (77,119 ADSs* / 77,119 new share issue)	27,015,756	5,08
November 2023	Jones Trading Sales Agreement (43,950 ADSs* / 43,950 new share issue)	28,059,706	5.19
November 2023	Jones Trading Sales Agreement (21,136 ADSs* / 21,136 new share issue)	28,080,842	5.40
November 2023	Jones Trading Sales Agreement (24,316 ADSs* / 24,316 new share issue)	28,105,158	5.61
December 2023	Jones Trading Sales Agreement (65,724 ADSs* / 65,724 new share issue)	28,170,882	5.63
December 2023	Capital Increase (PIPE) (9,726,898 ADSs* / 9,726,898 new share issue)	37,897,780	3.71
January 2024	Cash Contribution (Nominal DKK1)	37,906,996	1.00
January 2024	Jones Trading Sales Agreement (263,355 ADSs / 2,633,550 new share issue)	40,540,546	6.73
February 2024	Public offering (445,000 ADSs / 4,450,000 new share issue)	44,990,546	2.76
February 2024	Public offering (312,500 ADSs / 3,125,000 new share issue)	48,115,546	2.74
February 2024	Cash contribution (Nominal DKK 1)	50,090,546	1.00
February 2024	Cash contribution (Nominal DKK 1)	52,150,546	1.00
April 2024	Cash contribution (Nominal DKK 1)	54,110,546	1.00
August 2024	Prefunded Warrant Exercise	55,750,546	1.00
August 2024	Jones Trading Sales Agreement (1,000 ADSs / 10,000 new share issue)	55,760,546	1.75

*
Does not take into account ADS Ratio Change of January 22, 2024.

Authorizations to the Board of Directors
As of August 15, 2024, our board of directors is authorized to increase the share capital as follows:
•
The board of directors is until November 23, 2025, authorized, on or more occasions, to issue warrants to the company’s investors entitling the holder to subscribe shares for a total of up to nominal value of DKK 728,964 without pre-emptive rights for the company’s shareholders. The exercise price for the warrants shall be equal to the nominal value of the company’s shares, currently DKK 1. The board of directors shall determine the terms for the warrants issued and distribution hereof.

•
The board of directors is until January 3, 2026, authorized at one or more times to increase the company’s share capital by the issuance of new shares with up to nominal DKK 11,000,000 with pre-emptive subscription rights for the company’s shareholders. Capital increases according to this authorization shall be carried out by the board of directors by way of cash contributions. The shares may be issued at market price or at a discount price as determined by the board of directors.

•
The board of directors is until January 3, 2026, authorized at one or more times to obtain loans against issuance of convertible loan notes which give the right to subscribe for shares for a total of up to nominal value of DKK 14,700,000 without pre-emptive subscription rights for the company’s shareholders. The conversion shall be carried out at a price that corresponds in aggregate to at least the market price at the time of the decision of the board of directors. Shares shall be considered issued at market price if the shares are issued at +/-10 of the listed price for the company’s shares on a relevant stock exchange in Europe or the USA.

•
The board of directors is until April 15, 2029, authorized at one or more times to issue warrants to members of our board of directors and executive management, as well as to key employees, and to increase our share capital by up to nominal DKK 9,461,540 without preemptive subscription rights for existing shareholders in connection with the exercise, if any, of said warrants and to determine the terms and conditions thereof.

•
The board of directors is until 15 April 2029 authorized at one or more times to issue warrants to investors, lenders, consultants and/or advisors in the company or its subsidiaries entitling the holder to subscribe for shares for a total of up to nominal value of DKK 99,950,000 without pre-emptive subscription rights for the company’s shareholders. The exercise price for the warrants issued shall at the time of issuance be determined by the board of directors at market price or at a discount price. The board of directors shall determine the terms for the warrants issued and the distribution hereof.

•
The board of directors is until May 1, 2027, authorized at one or more times to increase the company’s share capital by up to nominal DKK 78,350,000 without pre-emptive subscription rights for the company’s shareholders. Capital increases according to this authorization must be carried out by the board of directors by way of cash contributions. The shares may be issued at market price or at a discount to the listed price of the ADSs as determined by the board of directors. The board of directors is authorized to make the required amendments to the articles of association if the authorization to increase the share capital is used and to cause such shares to be deposited with a depositary bank and the simultaneous issuance of ADSs representing such shares. Nominal DKK 14,665,000 shares are reserved for the issuance of shares in connection with the exercise of prefunded warrants.

The ADSs
Trades in ADSs are settled through The Depository Trust Company, or DTC, in accordance with its customary settlement procedures for equity securities. Each person owning ADSs held through DTC must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of the ADSs. The ADSs are listed for trading on The Nasdaq Capital Market under the symbol “EVAX.”

Our Warrants
We have established warrant programs for members of our board of directors, our executive management, other employees, consultants and advisors. Under the terms of our warrant plans, warrants are issued to our directors, executive management and employees, on a discretionary basis following consultation with and recommendation from our Compensation Committee. All warrants have been issued by the general meeting or by our board of directors pursuant to valid authorizations in our articles of association and the terms and conditions have, in accordance with the Danish Companies Act, been incorporated in our articles of association.
The description below merely contains a summary of the applicable terms and conditions and does not purport to be complete. As of August 15, 2024, we have issued and outstanding 3,192,373 warrants (excluding the 351,036 warrants issued to the European Investment Bank, or EIB, as described below and in the section herein entitled “EIB Warrants”, 9,726,898 warrants to investors as part of a direct offering in December 2023 described below in the section entitled “Investor warrants, December 21, 2023” and 39,375,000 ordinary warrants and 22,290,000 prefunded warrants to investors and placement agent as part of a public offering in February 2024 described below in the section entitled “Public Offering Investor warrants, February, 2024” and 50,000 warrants issued to a consultant related to the company on May 7, 2024. Each such warrant confers upon the holder thereof the right to subscribe to nominal DKK 1 share. Our warrants have previously been granted, on the dates, and with exercise prices as set forth below:
Grant Date	Vesting Period	Expiration Date	Exercise Price	Number of Warrants
December 19, 2016	Upon IPO Event	December 31, 2036	DKK 1.0	758,448
December 10, 2017	Upon IPO Event	December 31, 2036	DKK 1.0	632,700
December 19, 2017	Upon IPO Event	December 31, 2036	DKK 1.0	141,804
December 17, 2020	See vesting principles below	December 31, 2031	DKK 1.0	757,620
June 2021	See vesting principles below	December 31, 2031	DKK 1.0	62,147
December 7, 2021	See vesting principles below	December 31, 2031	USD 5.38	523,599
March 11 2022	See vesting principles below	December 31, 2031	USD 2.96	35,000
June 14, 2022	See vesting principles below	December 31, 2031	USD 1.83	65,000
September 2022	See vesting principles below	December 31, 2031	USD 2.42	11.000
December 2022	See vesting principles below	December 31, 2031	USD 2.23	380,612
March 2023	See vesting principles below	December 31, 2031	USD 1.90	10,000
September 2023	See vesting principles below	December 31, 2031	USD 1.02	100,000
September 2023	See vesting principles below	September 19, 2026	USD 1.50	150,000
December 2023	See vesting principles below	December 31, 2031	USD 0.75	216,074
December 2023	See vesting principles below	December 31, 2031	USD 0.75	90,000
May 2024	See vesting principles below	December 31, 2031	USD 0.40	438,460
May 2024	See vesting principles below	December 31, 2031	USD 0.40	100,000
Exercised				(811,196)
Lapsed or annulled without exercise				(468,895)
Total issued and outstanding as of August 15, 2024				3,192,373
On December 17, 2020, we issued 757,620 warrants related to 2018 – 2020.
Vesting Principles Generally
Warrants granted for the years 2016 – 2018 vested upon the closing of our initial public offering. Warrants granted for the years 2019 and 2020 generally vest at a rate of 1/36th per month. Vested warrants may be exercised in four annual exercise windows of two weeks each that each commence two trading days following publication of our annual report, the six-month report and the interim quarterly reports. However, our board of directors determined that the first such exercise window began November 2021.
For the 331,632 warrants granted in 2019 (issued in 2020), 117,612 warrants were fully vested on the date of grant and 214,020 warrants vest with 1/36th per month from date of grant. For the 236,196 warrants granted and issued in 2020, 120,888 warrants were fully vested on the date of issuance, 6,084 vest with 1/36th per month starting on January 1, 2020, 19,008 warrants vest three years from the date of joining us, 90,216 warrants vest with 1/36th per month starting on January 1, 2021.
62,147 warrants granted on June 17, 2021 and on October 21, 2021 formally issued shall vest with 1/36th per month and vesting shall be calculated from April 1, 2021. For warrants granted on December 7, 2021, 500,683 warrants vest with 1/36th per month from January 1, 2022 and 22,916 warrants shall be deemed fully vested at the time of issuance.
35,000 warrants granted on March 11, 2022, vest with 1/36th per month from April 1, 2022. 65,000 warrants were granted on June 14, 2022. 10,000 warrants vest with 1/36th per month from February 1, 2022, 10,000 warrants vest with 1/36th per month from April 1, 2022, and 45,000 warrants vest with 1/36th per month from June 1, 2022.
11,000 warrants were granted on September 15, 2022. 5,000 warrants vest with 1/36th per month from August 1, 2022 and 6,000 warrants vest with 1/36th per month from August 8, 2022.
For 380,612 warrants granted on December 12, 2022, 2,500 warrants were fully vested per December 7, 2022, 50,000 warrants vest with 1/36th per month from December 7, 2022, 299,362 warrants vest with 1/36th per month from January 1, 2023 and 28,750 warrants vest with 1/12 per month from January 1, 2023.
10,000 warrants were granted on March 15, 2023. The warrants vest with 1/36th per month from January 1, 2023.
100,000 warrants were granted on September 1, 2023. The warrants vest with 1/36th per month from September 1, 2023.
150,000 Warrants were granted on September 30, 2023. The warrants vest with 1∕4th per quarter from November 2023.
90,000 warrants granted on December 11, 2023. The warrants vest with 1/12th per month from January 1, 2024.
216,074 warrants granted on December 11, 2023. The warrants vest with 1/36th per month from January 1, 2024.
438,460 warrants granted on May 1, 2024. The warrants vest with 1/36th per month from May 1, 2024.
100,000 warrants granted on May 1, 2024. The warrants vest with 1/12th per month from May 1, 2024.
There are certain restrictions on exercise in the event that warrant holders terminate their employment or are dismissed for prior to exercise.
Adjustments
Warrant holders are entitled to an adjustment of the number of warrants issued and/or the exercise price applicable in the event of certain changes to our share capital at a price other than the market price. Events giving rise to an adjustment include, among other things, increases or decreases to our share capital at a price below or above market value, respectively, and issuance of bonus shares. For the purpose of implementing the capital increases necessary in connection with the exercise of warrants, our board of directors has been authorized to increase our share capital by one or more issuances of shares with a total nominal value corresponding to the number of warrants issued upon cash payment of the exercise price without any preemptive subscription rights to existing shareholders.

Public offering Investor warrants February, 2024
In February 2024, we completed a public offering through which we offered 757,500 ADSs representing an aggregated 7,575,000 ordinary shares, DKK 1 nominal value per share, together with warrants to purchase up to 757,500 ADSs representing 7,575,000 ordinary shares. The public offering price for each ADS and accompanying warrant was $4.00. The warrants have an exercise price per ADS of $4.00 (amended to 27.52 DKK as of May 23, 2024) and are immediately exercisable for a term of five years from the date of issuance. Additionally, as part of the public offering, the Company offered prefunded warrants to purchase up to 2,992,500 ADSs representing 29,925,000 ordinary shares. The public offering price for each ADS and accompanying prefunded warrant was $4.00. The prefunded warrants have an exercise price per ADS of $1,4537 and are immediately exercisable for a term of five years from the date of issuance. Additionally, the Company issued Placement Agent warrants for consultants to purchase up to 187,500 ADSs representing 1,875,000 ordinary shares. The Placement Agent warrants have an exercise price per ADS of $5.40 and are immediately exercisable for a term of five years from the date of issuance.
Investor warrants December 21, 2023
In connection with Private Placement, on December 21, 2023 we issued 9,726,898 warrants to purchase 9,726,898 ordinary shares to a group of investors. The warrants vested immediately upon issue with an exercise price of $0.707 (amended to 4.799 DKK as of June 12, 2024) and an expiration date on December 21, 2026.
Warrants issued to a consultant related to the Company on May 7, 2024
On May 7, 2024 the Company issued 50,000 warrants to a consultant related to the Company. The warrants vested immediately upon issue with an exercise price of $0.391. The warrants may be exercised in a period of 12 months from the date of issuance.
EIB Warrants
In connection with the EIB Loan Agreement, we agreed to issue the EIB Warrants to EIB in the event we make draws on the EIB Loan. Under the terms of the EIB Warrant Agreement, we are obligated to issue up to an aggregate of 1,047,744 EIB Warrants in three separate tranches with each tranche of EIB Warrants to be issued upon a drawdown of a tranche of the EIB Loan in accordance with the following schedule: (i) 351,036 EIB Warrants upon a drawdown of the first tranche of the EIB Loan in the amount of €7.0 million; (ii) 345,672 EIB Warrants upon a drawdown of the second tranche of the EIB Loan in the amount of €6.0 million, upon shareholders’ approval and (iii) 351,036 EIB Warrants upon a drawdown of the third and final tranche of the EIB Loan in the amount of €7.0 million, upon shareholders’ approval. In November 2020, we initiated the process of making a draw down on the first tranche of the EIB Loan in the amount of €7.0 million and, in connection therewith, on December 17, 2020 and through the date of the annual report, our board of directors approved the issuance of 351,036 EIB Warrants to EIB.
Under the terms of the EIB Warrant Agreement, each EIB Warrant entitles EIB to subscribe for one ordinary share, nominal DKK 1, at an exercise price of DKK 1 per ordinary share. In addition, EIB has the right to cause us to net settle the exercise of the EIB Warrants in cash based on the value of our ordinary shares on the date of exercise thereof. Finally, upon the occurrence of certain events, including the completion of our initial public offering, the prepayment of the EIB Loan, the sale of all or substantially all of our issued share capital or assets, a change in control transaction, or Messrs. Mattsson and Moller cease to own and control directly or indirectly 25% or more of the voting rights or economic interest of our company, EIB has the right, but not the obligation, to cause us to purchase any EIB Warrant, or the Put Right. If EIB exercise its Put Right, we are required to pay EIB an amount equal to the volume weighted average price per ordinary share, or VWAP, for a period of six months following the exercise of such Put Right. In the first six months following the completion of our initial public offering, the VWAP price to be paid by us is calculated for the entire period from the completion of our initial public offering until the exercise of the Put Right.
Under Article 18, Paragraph 2 of the Statute of the European Investment Bank, or the EIB Statute, establishing EIB, a direct equity investment by EIB requires a separate authorization from the EIB Board of

Governors pursuant to which the EIB Board of Directors, acting by qualified majority, has to establish the terms and conditions of such direct equity investment. As of the date of this prospectus, the EIB Board of Governors has not granted any such special authorization to the EIB Board of Directors. Under the EIB Statute, in the absence of a separate authorization from the EIB Board of Governors, commercial shareholdings financed from EIB’s own resources are not allowed. Since the EIB Loan is being made from EIB’s own resources, the EIB Statute does not allow EIB to acquire any of our ordinary shares, therefore, we fully expect that if and when EIB exercises the EIB Warrants it will do so on either a net cash settlement basis or by means of exercising its Put Right. In either case, we may not have sufficient funds on hand to pay such amounts in which case we may be required to use a portion of the proceeds from our initial public offering in order to meet our obligations to pay the amounts due and payable to EIB upon the exercise of the EIB Warrants.
Under the terms of the EIB Warrant Agreement, EIB may not exercise the EIB Warrants and cause us to settle the exercise of the EIB Warrants on a net cash basis or pursuant to its Put Right, for a period of 180 days from the date of the completion of our initial public offering, provided that such lock-up arrangement shall cease to be effective in the event there is a material adverse event relating to our company as determined in accordance with ordinary principles of Danish law.
The number of our ordinary shares that may be subject to either net cash settlement or EIB’s Put Right upon the exercise of the EIB Warrants are subject to adjustment in the event of changes to our capital structure which are not carried out at the then current market price, provided that there shall be no such adjustment as a result of the issuance of additional shares or warrants to employees as well as for any future exercise of such warrants. In addition, the EIB Warrants are not subject to any adjustment in the event of any capital increases in directed issuances or our ordinary shares following the completion of our initial public offering with customary discounts of up to 10% of the market price.
Shareholders’ Register
We are obligated to maintain an owners’ register (DK: ejerbog). The owners’ register is maintained by Computershare A/S (company registration number (CVR) no. 27088899), Lottenborgvej 26 D, 1., DK-2800 Kgs. Lyngby, Denmark, our Danish share registrar and transfer agent. It is mandatory that the owners’ register is maintained within the European Union and that it is available to public authorities.
Pursuant to the Danish Companies Act public and private limited liability companies are required to register with the Danish Business Authority information regarding shareholders who own at least 5% of the share capital or the voting rights. Pursuant to the Danish Companies Act, we will file registrations with the Public Owners’ Register of the Danish Business Authority. Shareholders that exceed or fall below the ownership threshold must notify us and we will subsequently file the information with the Danish Business Authority. Reporting is further required upon passing or falling below thresholds of 5, 10, 15, 20, 25, 50, 90, and 100% or 1/3 or 2/3.
Articles of Association and Danish Corporate Law
Objects Clause
Our corporate object, as set out in article 1.2 of our articles of association, is to create advanced software that enables the development of novel immune therapies and vaccines.
Summary of Provisions Regarding the Board of Directors
Pursuant to our articles of association, our board of directors shall be elected by our shareholders at the general meeting and shall be composed of not less than three and no more than seven members. With respect to the duration of the term which our directors severally hold office, the board of directors is elected to serve for a term of one year subject to re-election at the next annual general meeting of shareholders or until their successors have been duly elected and qualified, subject to their earlier removal, retirement or death.
Currently, the board of directors consists of four members who are elected by the shareholders.

The board of directors shall appoint and employ an executive management consisting of one to seven members to attend to our day-to-day management, and the board of directors shall determine the terms and conditions of their employment.
Voting Rights
Each shareholder is entitled to one vote for each share owned at the time of any general meeting. As compared with Danish citizens, there are no limitations under the articles of association or under Danish law on the rights of foreigners or non-Danish citizens to hold or vote our ordinary shares.
Dividend Rights
Our shareholders may at general meetings authorize the distribution of ordinary and extraordinary dividends. Our shareholders may not distribute dividends in excess of the recommendation from our board of directors and may only pay out dividends from our distributable reserves, which are defined as results from operations carried forward and reserves that are not bound by law or our company’s articles of association after deduction of loss carried forward.
Our shareholders are eligible to receive any dividends declared and paid out. However, we have not to date declared or paid any dividends and we currently intend to retain all available financial resources and any earnings generated by our operations for use in the business and we do not anticipate paying any dividends in the foreseeable future. The payment of any dividends in the future will depend on a number of factors, including our future earnings, capital requirements, financial condition and future prospects, applicable restrictions on the payment of dividends under Danish law and other factors that our board of directors may consider relevant.
See “Certain Material Tax Considerations” for a summary of certain tax consequences in respect of dividends or distributions to holders of our ordinary shares or ADSs.
Pre-emptive Subscription Rights
Under Danish law, all shareholders have pre-emptive subscription rights in connection with capital increases that are carried out as cash contributions. An increase in share capital can be resolved by the shareholders at a general meeting or by the board of directors pursuant to an authorization given by the shareholders. In connection with an increase of a company’s share capital, the shareholders may, by resolution at a general meeting, approve deviations from the general Danish pre-emptive rights of the shareholders. Under the Danish Companies Act, such resolution must be adopted by the affirmative vote of shareholders holding at least a two-thirds majority of the votes cast and the share capital represented at the general meeting, and requires that such capital increases will be carried out as a cash contribution at market price.
The board of directors may resolve to increase our share capital without pre-emptive subscription rights for existing shareholders pursuant to the authorizations set forth above under the caption “Authorizations to the Board of Directors”.
Unless future issuances of new shares and/or pre-emptive rights are registered under the Securities Act or with any authority outside Denmark, United States shareholders and shareholders in jurisdictions outside Denmark may be unable to exercise their pre-emptive subscription rights.
Rights on Liquidation
Upon a liquidation or winding-up of the Company, shareholders will be entitled to participate, in proportion to their respective shareholdings, in any surplus assets remaining after payment of our creditors.
Limitations on Holding of Shares
There are no limitations on the right to hold shares under the articles of association or Danish law.
Disclosure Requirements
Pursuant to Section 55 of the Danish Companies Act, a shareholder is required to notify us when such shareholder’s stake represents 5% or more of the voting rights in our company or the nominal value accounts for 5% or more of the share capital, and when a change of a holding already notified entails that the limits of 5, 10, 15, 20, 25, 50, 90 or 100% and the limits of one-third and two-thirds of the share capital’s voting rights or nominal value are reached or are no longer reached. The notification shall be given within two weeks following the date when the limits are reached or are no longer reached.
The notification shall provide information on the date of the acquisition or disposal of the shares, the full name, civil registration (CPR) number, and address of the shareholder or, in the case of an enterprise, registered office and business registration (CVR) number, the number of shares and their nominal value and share classes (if applicable) as well as information about the basis on which the calculation of the holdings has been made. In the event that the shareholder is a non-resident company or citizen of Denmark, the notification shall include documentation, which clearly identifies the owner. The company shall cause the notification to be entered in the owners’ register.
Pursuant to The Danish Companies Act, section 58a, we are obligated to collect and store for a period of at least five years certain information regarding the beneficial owners of shares in the Company. A beneficial owner is a physical person who ultimately holds or controls, directly or indirectly, a sufficient part of the ownership interests or voting rights or exercises control by other means, except for owners of companies whose ownership interests are traded on a regulated market or a similar market which is subject to a duty of disclosure in accordance with EU law or similar international standards.
The legal status of the notification obligations is not fully clarified in relation to ADS holders and an ADS holder may be subject to such obligations.
General Meetings
The general meeting of shareholders is the highest authority in all matters, subject to the limitations provided by Danish law and the articles of association. The annual general meeting shall be held at our home address or in the Greater Copenhagen area not later than the end of May in each year.
At the annual general meeting, the audited annual report is submitted for approval, together with the proposed appropriations of profit/treatment of loss, the election of the board of directors and election of our auditors. In addition, the board of directors reports on our activities during the past year.
General meetings are convened by the board of directors with a minimum of two weeks’ notice and a maximum of four weeks’ notice. A convening notice will also be forwarded to shareholders recorded in our owners’ register, who have requested such notification and by publication in the Danish Business Authority’s computerized information system and on the company’s website.
At the latest, two weeks before a general meeting (inclusive of the day of the general meeting), we shall make the following information and documents available at our website.
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the convening notice,

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the documents that shall be presented at the general meeting, and

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the agenda and the complete proposals.

Shareholders are entitled to attend general meetings, either in person or by proxy and they or their proxy may be accompanied by one advisor. A shareholder’s right to attend general meetings and to vote at general meetings is determined on the basis of the shares that the shareholder holds on the registration date. The registration date shall be one week before the general meeting is held. The shares which the individual shareholder holds are calculated on the registration date on the basis of the registration of ownership in the owners’ register as well as notifications concerning ownership which the Company has received with a view to update the ownership in the owners’ register. In addition, any shareholder who is entitled to attend a general meeting and who wishes to attend must have requested an admission card from us no later than three days in advance of the general meeting.
Any shareholder is entitled to submit proposals to be discussed at the general meetings. However, proposals by the shareholders to be considered at the annual general meeting must be submitted in writing to the board of directors not later than six weeks prior the general meeting.

Extraordinary general meetings must be held upon resolution of a general meeting to hold such a meeting or upon request of, the board of directors, our auditors or shareholders representing at least 1/20 of the registered share capital or such lower percentage as our articles of association may provide. Our articles of association do not state such lower percentage.
Holders of ADSs are not entitled to directly receive notices or other materials and may not attend or vote at general meetings.
Resolutions in General Meetings
Resolutions made by the general meeting generally may be adopted by a simple majority of the votes cast, subject only to the mandatory provisions of the Danish Companies Act and our articles of association. Resolutions concerning all amendments to the articles of association must be passed by two-thirds of the votes cast as well as two-thirds of the share capital represented at the general meeting. Certain resolutions, which limit a shareholder’s ownership or voting rights, are subject to approval by a nine-tenth majority of the votes cast and the share capital represented at the general meeting. Decisions to impose or increase any obligations of the shareholders towards the company require unanimity.
Quorum Requirements
There are no quorum requirements generally applicable to general meetings of shareholders. To this extent, our practice varies from the requirement of Nasdaq Listing Rule 5620(c), which requires an issuer to provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than one-third of the outstanding voting shares.
Squeeze out
According to Section 73 of the Danish Companies Act, a minority shareholder may require a majority shareholder that holds more than 90% of the company’s registered share capital and the corresponding voting rights to redeem his or her shares. Similarly, a majority shareholder holding more than 90% of the company’s share capital and the corresponding voting rights may, according to Section 70 of the same act, redeem the minority shareholder’s shares. In the event that the parties cannot agree to the terms of redemption and the valuation basis of the redemption price, this shall be determined by an independent evaluator appointed by the court for the district in which the registered office of the company is situated.
Comparison of Danish Corporate Law and our Articles of Association and Delaware Corporate Law
The following comparison between Danish corporate law, which applies to us, and Delaware corporate law, the law under which many publicly listed companies in the United States are incorporated, discusses additional matters not otherwise described in this prospectus. This summary is subject to Danish law, including the Danish Companies Act, and Delaware corporation law, including the Delaware General Corporation Law. Further, please note that as an ADS holder you will not be treated as one of our shareholders and will not have any shareholder rights.
Duties of Directors
Denmark.   Public limited liability companies in Denmark are usually subject to a two-tier governance structure with the board of directors having the ultimate responsibility for the overall supervision and strategic management of the company in question and with an executive board/management being responsible for the day-to-day operations. Each Director and member of the executive board/management is under a fiduciary duty to act in the interest of the company, but shall also take into account the interests of the creditors and the shareholders. Under Danish law, the members of the board of directors and executive management of a limited liability company are liable for losses caused by negligence whether shareholders, creditors or the company itself suffers such losses. They may also be liable for wrongful information given in the annual financial statements or any other public announcements from the company. An investor suing for damages is required to prove its claim with regard to the incurred loss, negligence and causation. Danish courts, when assessing negligence, have been reluctant to impose liability unless the directors and officers neglected clear and specific duties. This is also the case when it comes to liability with regard to public offerings or liability with regard to any other public information issued by the company.
Delaware.   The board of directors bears the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its stockholders. Delaware courts have decided that the directors of a Delaware corporation are required to exercise informed business judgment in the performance of their duties. Informed business judgment means that the directors have informed themselves of all material information reasonably available to them. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation. In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the shareholders.
Terms of the Members of our Board of Directors
Denmark.   Under Danish law, the members of the board of directors of a limited liability company are generally appointed for an individual term of one year (terms may have a maximum period of four years). There is no limit in the number of consecutive terms the directors may serve. Pursuant to our articles of association, our directors are appointed by the general meeting of shareholders for a term of one year. Election of directors is, according to our articles of association, an item that shall be included on the agenda for the annual general meeting.
At the general meeting, shareholders are entitled at all times to dismiss a director elected by the general meeting by a simple majority vote.
Pursuant to the Danish Companies Act, in a limited liability company that employed an average of at least 35 employees in the preceding three years, the employees are entitled to elect a minimum of two representatives and alternate members to the company’s board of directors and up to one half the number of the shareholder elected directors. If the number of representatives to be elected by the employees is not a whole number, such number must be rounded up. However, as of September 30, 2023 our company had 52 full time employees. As of the date of this prospectus, our employees have not demanded representation on our board of directors.
Delaware.   The Delaware General Corporation Law generally provides for a one-year term for directors, but permits directorships to be divided into up to three classes, of relatively equal size, with up to three-year terms, with the years for each class expiring in different years, if permitted by the certificate of incorporation, an initial bylaw or a bylaw adopted by the stockholders. A director elected to serve a term on a “classified” board may not be removed by stockholders without cause. There is no limit in the number of terms a director may serve.
Director Vacancies
Denmark.   Under Danish law, new directors are elected by the shareholders in a general meeting also in the event of vacancies. A general meeting will thus have to be convened in order to fill a vacancy on the board of directors. However, the board of directors may choose to wait to fill vacancies until the next annual general meeting of the company, provided that the number of remaining directors is more than two, and provided that the remaining directors can still constitute a quorum. It is only a statutory requirement to convene a general meeting to fill vacancies if the number of remaining members on the board is less than three.
Delaware.   The Delaware General Corporation Law provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless (1) otherwise provided in the certificate of incorporation or bylaws of the corporation or (2) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case any other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Conflict-of-interest Transactions
Denmark.   Under Danish law, directors may not take part in any matter or decision-making that involves a subject or transaction in relation to which the director has a conflict of interest with us.
Delaware.   The Delaware General Corporation Law generally permits transactions involving a Delaware corporation and an interested director of that corporation if:
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the material facts as to the director’s relationship or interest are disclosed and a majority of disinterested directors consent;

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the material facts are disclosed as to the director’s relationship or interest and a majority of shares entitled to vote thereon consent; or

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the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee of the board of directors or the stockholders.

Proxy Voting by Directors
Denmark.   In the event that a director in a Danish limited liability company is unable to participate in a board meeting, the elected alternate, if any, shall be given access to participate in the board meeting. Unless the board of directors has decided otherwise, or as otherwise is set out in the articles of association, the director in question may in special cases grant a power of attorney to another director, provided that this is considered safe considering the agenda in question.
Delaware.   A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.
Stockholder Rights
Notice of Meeting
Denmark.   According to the Danish Companies Act, general meetings in limited liability companies shall be convened by the board of directors with a minimum of two weeks’ notice and a maximum of four weeks’ notice as set forth in the articles of association. A convening notice shall also be forwarded to shareholders recorded in our owners’ register, who have requested such notification. There are specific requirements as to the information and documentation required to be disclosed in connection with the convening notice.
Delaware.   Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, date, hour, and purpose or purposes of the meeting.
Voting Rights
Denmark.   Each ordinary share confers the right to cast one vote at the general meeting of shareholders, unless the articles of association provide otherwise. Each holder of ordinary shares may cast as many votes as it holds shares. Shares that are held by us or our subsidiaries do not confer the right to vote.
Delaware.   Under the Delaware General Corporation Law, each stockholder is entitled to one vote per share of stock, unless the certificate of incorporation provides otherwise. In addition, the certificate of incorporation may provide for cumulative voting at all elections of directors of the corporation, or at elections held under specified circumstances. Either the certificate of incorporation or the bylaws may specify the number of shares and/or the amount of other securities that must be represented at a meeting in order to constitute a quorum, but in no event can a quorum consist of less than one third of the shares entitled to vote at a meeting.
Stockholders as of the record date for the meeting are entitled to vote at the meeting, and the board of directors may fix a record date that is no more than 60 nor less than ten days before the date of the meeting, and if no record date is set then the record date is the close of business on the day next preceding the day on which notice is given, or if notice is waived then the record date is the close of business on the day next preceding the day on which the meeting is held. The determination of the stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the board of directors may fix a new record date for the adjourned meeting.
Shareholder Proposals
Denmark.   According to the Danish Companies Act, extraordinary general meetings of shareholders will be held whenever our board of directors or our appointed auditor requires. In addition, one or more shareholders representing at least 1/20th of the registered share capital of the company may, in writing, require that a general meeting be convened. If such a demand is forwarded, the board of directors shall convene the general meeting within two weeks thereafter.
All shareholders have the right to present proposals for adoption at the annual general meeting, provided that the proposals are made in writing and forwarded at the latest six weeks prior thereto. In the event that the proposal is received at a later date, the board of directors will decide whether the proposal has been forwarded in due time to be included on the agenda. Any business not included on the agenda may be transacted by the general meeting only if all shareholders’ consent.
Delaware.   Delaware law does not specifically grant stockholders the right to bring business before an annual or special meeting of stockholders. However, if a Delaware corporation is subject to the SEC’s proxy rules, a stockholder who owns at least $2,000 in market value, or 1% of the corporation’s securities entitled to vote, may propose a matter for a vote at an annual or special meeting in accordance with those rules.
Action by Written Consent
Denmark.   Under Danish law, it is permissible for shareholders to take action and pass resolutions by written consent in the event of unanimity; however, this will normally not be the case in listed companies and for a listed company, this method of adopting resolutions is generally not feasible.
Delaware.   Although permitted by Delaware law, publicly listed companies do not typically permit stockholders of a corporation to take action by written consent.
Appraisal Rights
Denmark.   The concept of appraisal rights does not exist under Danish law, except in connection with statutory redemptions rights according to the Danish Companies Act.
According to Section 73 of the Danish Companies Act, a minority shareholder may require a majority shareholder that holds more than 90% of the company’s registered share capital to redeem his or her shares. Similarly, a majority shareholder holding more than 90% of the company’s share capital may, according to Section 70 of the same act, squeeze out the minority shareholders. In the event that the parties cannot agree to the redemption squeeze out price, this shall be determined by an independent evaluator appointed by the court. Additionally, there are specific regulations in Sections 249, 267, 285 and 305 of the Danish Companies Act that require compensation in the event of national or cross-border mergers and demergers. Moreover, shareholders who vote against a cross-border merger or demerger or cross-border conversion are, according to Sections 286, 306 and 318 m of the Danish Companies Act, entitled to have their shares redeemed.
Delaware.   The Delaware General Corporation Law provides for stockholder appraisal rights, or the right to demand payment in cash of the judicially determined fair value of the stockholder’s shares, in connection with certain mergers and consolidations.
Shareholder Suits
Denmark.   Under Danish law, only a company itself can bring a civil action against a third party; an individual shareholder does not have the right to bring an action on behalf of a company. An individual shareholder may, in its own name, have an individual right to take action against such third party in the event that the cause for the liability of that third party also constitutes a negligent act directly against such individual shareholder.
Delaware.   Under the Delaware General Corporation Law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself and other similarly situated stockholders where the requirements for maintaining a class action under Delaware law have been met. A person may institute and maintain such a suit only if that person was a stockholder at the time of the transaction which is the subject of the suit. In addition, under Delaware case law, the plaintiff normally must be a stockholder at the time of the transaction that is the subject of the suit and throughout the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff in court, unless such a demand would be futile.
Repurchase of Shares
Denmark.   Danish limited liability companies may not subscribe for newly issued shares in their own capital. Such company may, however, according to the Danish Companies Act Sections 196-201, acquire fully paid shares of its own capital provided that the board of directors has been authorized thereto by the shareholders acting in a general meeting. Such authorization can only be given for a maximum period of five years and the authorization shall fix (i) the maximum value of the shares and (ii) the minimum and the highest amount that the company may pay for the shares. Shares may generally only be acquired using distributable reserves.
Delaware.   Under the Delaware General Corporation Law, a corporation may purchase or redeem its own shares unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation. A Delaware corporation may, however, purchase or redeem out of capital any of its preferred shares or, if no preferred shares are outstanding, any of its own shares if such shares will be retired upon acquisition and the capital of the corporation will be reduced in accordance with specified limitations.
Anti-takeover Provisions
Denmark.   Under Danish law, it is possible to implement limited protective anti-takeover measures. Such provisions may include, among other things, (i) different share classes with different voting rights, (ii) specific requirements to register the shares on name in the company’s owners register and (iii) notification requirements concerning participation in general meetings. We have currently not adopted any such provisions.
Delaware.   In addition to other aspects of Delaware law governing fiduciary duties of directors during a potential takeover, the Delaware General Corporation Law also contains a business combination statute that protects Delaware companies from hostile takeovers and from actions following the takeover by prohibiting some transactions once an acquirer has gained a significant holding in the corporation.
Section 203 of the Delaware General Corporation Law prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder that beneficially owns 15% or more of a corporation’s voting stock, within three years after the person becomes an interested stockholder, unless:
•
the transaction that will cause the person to become an interested stockholder is approved by the board of directors of the target prior to the transaction;

•
after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including shares owned by persons who are directors and officers of interested stockholders and shares owned by specified employee benefit plans; or

•
after the person becomes an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least 66.67% of the outstanding voting stock, excluding shares held by the interested stockholder.

A Delaware corporation may elect not to be governed by Section 203 by a provision contained in the original certificate of incorporation of the corporation or an amendment to the original certificate of incorporation or to the bylaws of the company, which amendment must be approved by a majority of the shares entitled to vote and may not be further amended by the board of directors of the corporation. Such an amendment is not effective until 12 months following its adoption.
Inspection of Books and Records
Denmark.   According to Section 150 of the Danish Companies Act, a shareholder may request an inspection of the company’s books regarding specific issues concerning the management of the company or specific annual reports. If approved by shareholders with simple majority, one or more investigators are elected. If the proposal is not approved by simple majority but 25% of the share capital votes in favor, then a shareholder can request the court to appoint an investigator.
Delaware.   Under the Delaware General Corporation Law, any stockholder may inspect certain of the corporation’s books and records, for any proper purpose, during the corporation’s usual hours of business.
Pre-emptive Rights
Denmark.   Under Danish law, all shareholders have pre-emptive subscription rights in connection with capital increases that are carried out as cash contributions. In connection with an increase of a company’s share capital, the shareholders may, by resolution at a general meeting, approve deviations from the general Danish pre-emptive rights of the shareholders. Under the Danish Companies Act, such resolution must be adopted by the affirmative vote of shareholders holding at least a two-thirds majority of the votes cast and the share capital represented at the general meeting and requires that such capital increases will be carried out as a cash contribution at market price.
The board of directors may resolve to increase our share capital without pre-emptive subscription rights for existing shareholders pursuant to the authorizations described above under the caption “Development of the Share Capital.”
Unless future issuances of new shares are registered under the Securities Act or with any authority outside Denmark, United States shareholders and shareholders in jurisdictions outside Denmark may be unable to exercise their pre-emptive subscription rights under United States securities law.
Delaware.   Under the Delaware General Corporation Law, stockholders have no pre-emptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the certificate of incorporation.
Dividends
Denmark.   Under Danish law, the distribution of ordinary and extraordinary dividends requires the approval of a company’s shareholders at a company’s general meeting. Under the Danish Companies Act the general meeting may authorize the board of directors to resolve to distribute extraordinary dividends after presentation of a company’s first financial statements. The authorization may be subject to financial and time restrictions. The shareholders may not distribute dividends in excess of the recommendation from the board of directors and may only pay out dividends from our distributable reserves, which are defined as amounts stated as retained earnings in the Company’s latest approved financial statements, and reserves not being non-distributable under a statute or the Company’s articles of association, less retained earnings. The decision to pay out extraordinary dividends shall be accompanied by a balance sheet, and the board of directors determine whether it will be sufficient to use the balance sheet from the annual report or if an interim balance sheet for the period from the annual report period until the extraordinary dividend payment shall be prepared. If extraordinary dividends are paid out later than six months following the financial year for the latest annual report, an interim balance sheet showing that there are sufficient funds shall always be prepared.
Furthermore, it is possible under Danish law to distribute assets other than cash as dividends. If assets other than cash are distributed as dividends, a valuation report must be prepared. The valuation report must be prepared by one or more impartial valuation experts.

Delaware.   Under the Delaware General Corporation Law, a Delaware corporation may pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, without regard to their historical book value. Dividends may be paid in the form of shares, property or cash.
Shareholder Vote on Certain Reorganizations
Denmark.   Under Danish law, all amendments to the articles of association shall be approved by the general meeting of shareholders with a minimum of two-thirds of the votes cast and two-thirds of the represented share capital. The same applies to solvent liquidations, mergers with the company as the discontinuing entity, mergers with the company as the continuing entity if shares are issued in connection therewith and demergers with the company as the transferor company and demergers with the company as the existing transferee if amendment of the articles of association for any purpose other than the adoption of the transferor company’s name or secondary name as the transferee company’s secondary name is required to be made. Under Danish law, it is debatable whether the shareholders must approve a decision to sell all or virtually all of the company’s business/assets.
Delaware.   Under the Delaware General Corporation Law, the vote of a majority of the outstanding shares of capital stock entitled to vote thereon generally is necessary to approve a merger or consolidation or the sale of all or substantially all of the assets of a corporation. The Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision requiring for any corporate action the vote of a larger portion of the stock or of any class or series of stock than would otherwise be required.
Under the Delaware General Corporation Law, no vote of the stockholders of a surviving corporation to a merger is needed, however, unless required by the certificate of incorporation, if (1) the agreement of merger does not amend in any respect the certificate of incorporation of the surviving corporation, (2) the shares of stock of the surviving corporation are not changed in the merger and (3) the number of shares of common stock of the surviving corporation into which any other shares, securities or obligations to be issued in the merger may be converted does not exceed 20% of the surviving corporation’s common stock outstanding immediately prior to the effective date of the merger. In addition, stockholders may not be entitled to vote in certain mergers with other corporations that own 90% or more of the outstanding shares of each class of stock of such corporation, but the stockholders will be entitled to appraisal rights.
Amendments to Governing Documents
Denmark.   All resolutions made by the general meeting may be adopted by a simple majority of the votes, subject only to the mandatory provisions of the Danish Companies Act and the articles of association. Resolutions concerning all amendments to the articles of association must be passed by two-thirds of the votes cast as well as two-thirds of the share capital represented at the general meeting. Certain resolutions, which limit a shareholder’s ownership or voting rights, are subject to approval by a nine-tenth majority of the votes cast and the share capital represented at the general meeting. Decisions to impose any or increase any obligations of the shareholders towards the company require unanimity.
Delaware.   Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors.
Transfer Agent and Registrar
The transfer agent and registrar for our shares is Computershare A/S, Lottenborgvej 26 D, 1., DK-2800 Kgs. Lyngby, Denmark. The Bank of New York Mellon serves as the depositary, registrar and transfer agent for the ADSs.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Shares
Under the terms of that certain Deposit Agreement, dated as of February 4, 2021, as amended and supplemented from time to time, or the Deposit Agreement, by and among us, The Bank of New York Mellon as the depositary, and all holders and beneficial owners of the ADSs, the depositary will register and deliver the ADSs. As of the effectiveness of the Ratio Change on January 22, 2024, each ADS represents ten ordinary shares (or a right to receive ten ordinary shares) deposited with the depositary, acting through an office located in the United Kingdom, as custodian for the depositary. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The deposited shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the ADSs will be administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.
You may hold ADSs either (i) directly (a) by having an American Depositary Receipt, or an ADR, which is a certificate evidencing a specific number of ADSs registered in your name, or (b) by having uncertificated ADSs registered in your name, or (ii) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, or DTC. If you hold ADSs directly, you are a registered ADS holder, or an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.
As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. European and Danish law governs shareholder rights. The depositary will be the holder of the shares underlying the ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.
The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. Those documents are filed as exhibits to the registration statement of which this prospectus forms a part.
Dividends and Other Distributions
How will ADS holders receive dividends and other distributions on the ordinary shares?
The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.
Cash
The depositary will convert any cash dividend or other cash distribution we pay on the shares into United States dollars, if it can do so on a reasonable basis. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.
Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Taxation” included elsewhere in this prospectus. The depositary will distribute only whole United States dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.
Shares
The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.
Rights to purchase additional shares
If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. United States securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.
Other Distributions
The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. United States securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.
The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.
Deposit, Withdrawal and Cancellation
How are ADSs issued?
The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?
You may surrender the ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.
How do ADS holders interchange between certificated ADSs and uncertificated ADSs?
You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.
Voting Rights
How do ADS holders vote?
ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of the Denmark and the provisions of our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.
Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender the ADSs and withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.
We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your ordinary shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your ordinary shares are not voted as you requested.
In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 45 days in advance of the meeting date.

Fees and Expenses
Persons depositing or withdrawing shares or ADS holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)
Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property
Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates
Any cash distribution to ADS holders

$0.05 (or less) per ADS
Persons depositing or withdrawing shares or ADS holders must pay:	For:
A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders
$0.05 (or less) per ADS per calendar year	Depositary services
Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares
Expenses of the depositary	Cable and facsimile transmissions (when expressly provided in the deposit agreement) Converting foreign currency to United States dollars
Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary
Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary
The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.
From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.
The depositary may convert currency itself or through any of its affiliates and, the custodian or we may convert currency and pay U.S. dollars to the depositary. Where the depositary converts currency itself or through any of its affiliates, the depositary acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions made by the depositary is available upon request. Where the custodian converts currency, the custodian has no obligation to obtain the most favorable rate that could be obtained at the time or to ensure that the method by which that rate will be determined will be the most favorable to ADS holders, and the depositary makes no representation that the rate is the most favorable rate and will not be liable for any direct or indirect losses associated with the rate. In certain instances, the depositary may receive dividends or other distributions from us in U.S. dollars that represent the proceeds of a conversion of foreign currency or translation from foreign currency at a rate that was obtained or determined by us and, in such cases, the depositary will not engage in, or be responsible for, any foreign currency transactions and neither it nor we make any representation that the rate obtained or determined by us is the most favorable rate and neither it nor we will be liable for any direct or indirect losses associated with the rate.
Payment of Taxes
You will be responsible for any taxes or other governmental charges payable on or with respect to the ADSs or the deposited securities represented by any of the ADSs. The depositary may refuse to register any transfer of the ADSs or allow you to withdraw the deposited securities represented by the ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by the ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.
Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities
The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.
If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.
If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.
If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs, if any, in exchange for new ADRs identifying the new deposited securities.
If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender or of those ADSs or cancel those ADSs upon notice to the ADS holders.
Amendment and Termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold the ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.
How may the deposit agreement be terminated?
The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if:
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60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

•
we delist the ADSs from an exchange in the United States on which they were listed and do not list the ADSs on another exchange in the United States or make arrangements for trading of ADSs on the United States over-the-counter market;

•
we delist our ordinary shares from an exchange outside the United States on which they were listed and do not list the shares on another exchange outside the United States;

•
the depositary has reason to believe the ADSs have become, or will become, ineligible for registration on Form F-6 under the Securities Act;

•
we appear to be insolvent or enter insolvency proceedings

•
all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

•
there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

•
there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.
After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind that have not settled if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.
Limitations on Obligations and Liability
Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs
The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:
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are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

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are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

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are not liable if we or it exercises discretion permitted under the deposit agreement;

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are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•
have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

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may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

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are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

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the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.
Requirements for Depositary Actions
Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:
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payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

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satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

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compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.
Your Right to Receive the Shares Underlying the ADSs
ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:
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when temporary delays arise because (i) the depositary has closed its transfer books or we have closed our transfer books, (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting or (iii) we are paying a dividend on our ordinary shares;

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when you owe money to pay fees, taxes and similar charges; or

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when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.
Direct Registration System
In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, or DRS, and Profile Modification System, or Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.
In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.
Shareholder Communications; Inspection of Register of Holders of ADSs
The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.
Jury Trial Waiver
The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our ordinary shares, the ADSs or the deposit agreement, including any claim under the United States federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.
You will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with United States federal securities laws and the rules and regulations promulgated thereunder.

MATERIAL INCOME TAX CONSIDERATIONS
The following summary contains a description of material Danish and U.S. federal income tax consequences of the acquisition, ownership and disposition of our ordinary shares. This summary should not be considered a comprehensive description of all the tax considerations that may be relevant to the decision to acquire our ordinary shares.
Danish Tax Considerations
The following discussion describes the material Danish tax consequences under present law of an investment in the ADSs. The summary is for general information only and does not purport to constitute tax or legal advice. It is specifically noted that the summary does not address all possible tax consequences relating to an investment in the ADSs. The summary is based solely on the tax laws of Denmark in effect on the date of this prospectus. Danish tax laws may be subject to change, possibly with retroactive effect.
The summary does not cover investors to whom special tax rules apply, and, therefore, may not be relevant, for example, to investors subject to the Danish Tax on Pension Yields Act (i.e., pension savings), professional investors, certain institutional investors, insurance companies, pension companies, banks, stockbrokers and investors with tax liability on return on pension investments. The summary does not cover taxation of individuals and companies who carry on a business of purchasing and selling shares. The summary only sets out the tax position of the direct owners of the ADSs and further assumes that the direct investors are the beneficial owners of the ADSs and any dividends thereon. Sales are assumed to be sales to a third party.
Potential investors in the ADSs are advised to consult their tax advisors regarding the applicable tax consequences of acquiring, holding and disposing of the ADSs based on their particular circumstances.
Investors who may be affected by the tax laws of other jurisdictions should consult their tax advisors with respect to the tax consequences applicable to their particular circumstances as such consequences may differ significantly from those described herein.
Taxation of Danish Tax Resident Holders of the ADSs
It is currently not clear under the current Danish tax legislation or case law how the listed ADSs issued by Danish resident companies in general are to be treated for tax purposes, and therefore no level of assurance can be given on this matter. For the purpose of the below comments, it is assumed that Danish tax resident holders of the ADSs should be treated as holders of listed shares in the company for both Danish corporate law purpose and Danish tax purposes, even though the company’s ordinary shares are not admitted to trading on a regulated market. Recent communications and binding rulings from the Danish Tax Assessment Council indicate that the holders of ADSs for Danish tax purposes are treated as holders of listed ordinary shares. The same communications and rulings indicate that the actual distribution of dividends on ADSs to Danish investors are considered dividends for Danish tax purposes. However, it should be emphasized that these communications and binding rulings are based on the actual facts and circumstances and terms and conditions of the depositary agreement implying that a holder of ADSs might not be able to rely on said rulings, the position cannot therefore be said to be clear.
In the event that the holders of ADSs are not treated as holding listed shares, it is likely that they will be treated as either holding unlisted shares or financial instruments for tax purposes.
As described above, the below summary assumes that the holders of ADSs listed in the U.S. should be treated as holding listed ordinary shares in the company for Danish tax purposes, but if this is not the case, then this will impact the Danish tax treatment of the holders of ADSs, including in respect of the taxation of dividends paid to holders of ADSs.
Sale of the ADSs (Individuals) assuming treatment as listed shares under Danish tax law
For individual investors in 2024, gains from the sale of shares are include in the computation of the annual share income subject to 27% tax on the first DKK 61,000 (for cohabiting spouses, a total of DKK 122,000) and at a rate of 42% on share income exceeding DKK 61,000 (for cohabiting spouses over

DKK 122,000). Such amounts are subject to annual adjustments and include all share income (i.e., all capital gains and dividends derived by the individual or cohabiting spouses, respectively). The realization principle applies i.e. the gains or losses are included in the income in the year of disposal.
Gains and losses on the sale of shares are calculated as the difference between the purchase price and the sales price. The purchase price is generally determined using the average method (in Danish “gennemsnitsmetoden”) as a proportionate part of the aggregate purchase price for all the shareholder’s shares in a company (i.e. not the purchase price paid for each share).
Losses on the sale of listed shares can only be offset against other share income deriving from listed shares (i.e., dividends and capital gains on the sale of listed shares) and subject to the Danish tax authorities having received certain information concerning the ownership of the shares in due time. Unused losses will automatically be offset against a cohabiting spouse’s share income deriving from listed shares and any additional losses can be carried forward and offset against future share income deriving from listed shares.
Sale of the ADSs (Companies) assuming treatment as unlisted shares under Danish tax law
For the purpose of taxation of sales of shares made by shareholders (companies), a distinction is made between Subsidiary Shares, Group Shares, Tax-Exempt Portfolio Shares and Taxable Portfolio Shares (note that the ownership threshold described below is applied on the basis of the number of all shares issued by a company, and not on the basis of the number of the ADSs issued):
“Subsidiary Shares” are generally defined as shares owned by a shareholder holding at least 10% of the nominal share capital of the issuing company.
“Group Shares” are generally defined as shares in a company in which the shareholder of the company and the issuing company are subject to Danish joint taxation or fulfill the requirements for international joint taxation under Danish law (i.e., the company is controlled by the shareholder).
“Tax-Exempt Portfolio Shares” are defined as shares not admitted to trading on a regulated market or multilateral trading facility owned by a shareholder holding less than 10% of the nominal share capital of the issuing company.
“Taxable Portfolio Shares,” which are defined as shares that do not qualify as Subsidiary Shares, Group Shares or Tax-Exempt Portfolio Shares
Gains or losses on disposal of Subsidiary Shares and Group Shares and Tax-Exempt Portfolio Shares are generally not included in the taxable income of the shareholder.
Special rules apply with respect to Subsidiary Shares and Group Shares to prevent certain holding company structures just as other anti-avoidance rules may apply. These rules will not be described in further detail.
Capital gains on listed Taxable Portfolio Shares are taxable at the general corporate tax rate of 22% and losses on such shares are generally deductible.
Gains and losses on listed Taxable Portfolio Shares are taxed under the mark-to-market principle irrespective of realization.
According to the mark to market principle, each year’s taxable gain or loss on Taxable Portfolio Shares is calculated as the difference between the market value of the shares at the beginning of the tax year and the market value of the shares at the end of the tax year. Hence, taxation will take place on an accrual basis even if no shares have been disposed of and no gains or losses have been realized.
A change of status from respectively Subsidiary Shares/Group Shares/Tax-Exempt Portfolio Shares to Taxable Portfolio Shares is for tax purposes considered a disposal of the shares and a reacquisition of the shares at market value at the time of change of status.
Dividends (Individuals)
As described above, the recent communications and binding rulings from the Danish Tax Assessment Council indicate that the holders of ADSs for Danish tax purposes are treated as holders of listed ordinary shares. The same communications and rulings indicate that the actual distribution of dividends on ADSs to Danish investors are considered dividends for Danish tax purposes. Provided that such distributions to Danish tax resident individual investors are treated as dividends, taxation as share income, as described above, will take place. All share income must be included when calculating whether the amounts described above are exceeded. Dividends paid to individuals are generally subject to 27% withholding tax.
Dividends (Companies)
For corporate investors, dividends paid (subject to the same uncertainty as described immediately above) on Subsidiary Shares and Group Shares generally are taxexempt irrespective of ownership period.
Dividends paid on Tax-Exempt Portfolio Shares are partly taxable as 70% of the dividends received are included in the taxable income, which corresponds to an effective taxation of 15.4% irrespective of ownership period.
Dividends paid on Taxable Portfolio Shares are taxable at the general corporate rate of 22% and tax is generally withheld with 22%.
The actual withholding tax rate is as a starting point 27% but may be reduced (0%, 15.4%, 22%) if certain requirements are met. A claim for repayment may be made within two months or the excess tax will be offset by the corporation’s income tax for the year in question. The statute of limitation is three years.
Taxation of Shareholders Residing Outside Denmark
It is currently not clear under current Danish tax legislation or case law how the listed ADSs are to be treated for tax purposes, and therefore no level of assurance can be given on this matter. For the purpose of the below comments, it is assumed that non-Danish tax resident holders of the ADSs should be treated as holders of listed shares in our company for both Danish corporate law purposes and Danish tax purposes, even though our ordinary shares are not admitted to trading on a regulated market. Recent communications and binding rulings from the Danish Tax Assessment Council indicates that the holders of ADSs for Danish tax purposes are treated as holders of listed ordinary shares. The same communications and rulings indicate that the actual distribution of dividends on ADSs to Danish investors are considered dividends for Danish tax purposes. However, it should be emphasized that these communications and binding rulings are based on an individual analysis based on the actual facts and circumstances and terms and conditions of the depositary agreement implying that a holder of ADSs might not be able to rely on said rulings.
In the event that the holders of ADSs are not treated as holding listed shares in our company, it is likely that they will be treated as either holding unlisted shares or financial instruments for Danish tax purposes.
As described above, the below summary assumes that the holders of ADSs listed in the U.S. should be treated as holding listed ordinary shares in our company for Danish tax purposes, but if this is not the case, then this will impact the Danish tax treatment of the holders of ADSs, including in respect of the taxation of dividends paid to holders of ADSs.
Sale of the ADSs (Individuals and Companies)
Holders of the ADSs not resident in Denmark are normally not subject to Danish taxation on any gains realized on the sale of ADSs, irrespective of the ownership period, subject to certain anti-avoidance rules seeking to prevent that taxable dividend payments are converted to tax exempt capital gains.
No Danish share transfer tax or stamp duties should be payable on transfer of ADSs.
If an investor holds the ADSs in connection with a trade or business conducted from a permanent establishment in Denmark, gains on shares may be included in the taxable income of such activities pursuant to the rules applying to Danish tax residents as described above.
Dividends (Individuals)
As described above, the recent communications and binding rulings from the Danish Tax Assessment Council indicate that the holders of ADSs for Danish tax purposes are treated as holders of listed ordinary shares in the company. The same communications and rulings indicate that the actual distribution of dividends on ADSs to investors are considered dividends for Danish tax purposes. In principle the holders of the ADSs should therefore be entitled to apply for a refund of Danish withholding tax on dividends paid by the company. However, it remains uncertain how the Danish tax authorities will accept/handle this in practice and whether. the holders of ADSs will in fact be entitled to apply for a refund of Danish withholding tax on dividends paid by the company.
If the holders of ADS for Danish purposes are treated as holders of the ordinary shares in the company and are entitled to apply for a refund of Danish withholding tax on dividends paid by the company, then the below should apply:
Dividends paid to individuals are generally subject to 27% withholding tax. The withholding tax is 44% for dividends paid to beneficial owners in “Blacklisted Jurisdictions”. The 44% rate only applies to “Main Shareholders” which generally encompass individual shareholders holding more than 25% of the shares or 50% of the votes.
Non-residents of Denmark are not subject to additional Danish income tax in respect to dividends received on shares.
If the holders of the ADSs are considered beneficial owners of the dividends according to the applicable double tax treaty between Denmark and the tax residence country of the ADS holder, the withholding tax rate under such double tax treaty may apply to the extent the tax residency of the ADS holder can be documented and to the extent it can be documented that the dividends are in fact paid onwards to the holder of the ADSs as the beneficial owner.
For holders of ADSs (as the beneficial owners of the dividends on the ordinary shares), if the withholding tax rate applied is higher than the applicable final tax rate (as reduced according to domestic law or an applicable double tax treaty) for the holder of ADSs, a request for a refund of Danish tax in excess hereof can be made in the following situations:
Reduction According to Tax Treaty
In the event that the ADS holder is a resident of a state with which Denmark has entered into a tax treaty, the holder may generally, through certain certification procedures, seek a refund from the Danish tax authorities of the tax withheld in excess of the applicable treaty rate, which is typically 15%. Denmark has entered into tax treaties with approximately 80 countries, including the United States, Switzerland and almost all members of the European Union. The tax treaty between Denmark and the United States generally provides for a 15% tax rate.
Reduction According to Danish Tax Law
If the ADS holder holds less than 10% of the nominal share capital (in the form of ordinary shares in the company and not on the basis of the number of the ADSs issued) of the company and the ADS holder is tax resident in a state which has a double tax treaty or an international agreement, convention or other administrative agreement on assistance in tax matters according to which the competent authority in the state of the ADS holder is obligated to exchange information with Denmark, dividends are subject to tax at a rate of 15%. If the ADS holder is a tax resident outside the European Union, it is an additional requirement for eligibility for the 15% tax rate that the ADS holder together with related ADS holders holds less than 10% of the nominal share capital of the company.
Note that the reduced tax rate does not affect the withholding rate, which is why the holder must claim a refund as described above in order to benefit from the reduced rate.
Where a non-resident of Denmark holds shares which can be attributed to a permanent establishment in Denmark, dividends are taxable pursuant to the rules applying to Danish tax residents described above.
The recent communications and binding rulings from the Danish Tax Assessment Council indicates that a holder of ADSs selling such ADSs back to the company should be exempt from withholding tax on the basis of a specific exception applying to shares in listed companies. It should be emphasized that these rulings are based on an individual analysis based on the actual facts and circumstances and terms and conditions of the depositary agreement implying that a holder of ADSs might not be able to rely on said rulings.
Dividends (Companies)
As described above, the recent communications and binding rulings from the Danish Tax Assessment Council indicates that holders of ADSs for Danish tax purposes are treated as holders of listed ordinary shares. The same communications and rulings indicate that the actual distribution of dividends on ADSs to investors are considered dividends for Danish tax purposes. In principle the holders of the ADSs should therefore be entitled to apply for a refund of Danish withholding tax on dividends paid by the company. However, it remains uncertain how the Danish tax authorities will accept/handle this in practice and whether the holders of ADSs will in fact be entitled to apply for a refund of Danish withholding tax on dividends paid by the company.
If the holders of ADS for Danish purposes are treated as holders of the ordinary shares in the company and are entitled to apply for a refund of Danish withholding tax on dividends paid by the company, then the below should apply:
Dividends paid to companies are generally subject to 27% withholding tax. The withholding tax is 44% for dividends paid on Group Shares and Subsidiary Shares held by beneficial owners in Blacklisted Jurisdictions as mentioned above.
Non-residents of Denmark are not subject to additional Danish income tax in respect to dividends received on shares.
If the holder of the ADSs are considered beneficial owners of the dividends according to the applicable double tax treaty between Denmark and the tax residence country of the ADS holder, the withholding tax rate under such double tax treaty may apply to the extent the tax residency of the ADS holder can be documented and to the extent it can be documented that the dividends are in fact paid onwards to the holder of the ADSs as the beneficial owner.
For investors (as beneficial owners of the dividends on the ordinary shares), if the withholding tax rate applied is higher than the applicable final tax rate (as reduced according to domestic law or an applicable double tax treaty) for the investor, a request for a refund of Danish tax in excess hereof can be made.
Dividends from Subsidiary Shares are tax exempt provided the taxation of the dividends is to be waived or reduced in accordance with the Parent-Subsidiary Directive (2011/96/EEC) or in accordance with a tax treaty with the jurisdiction in which the company investor is resident. If Denmark is to reduce taxation of dividends to a foreign company under a tax treaty, Denmark will not — as a matter of domestic law — exercise such right and will in general exempt from imposing any withholding tax. Further, dividends from Group Shares — not also being Subsidiary Shares — are exempt from Danish tax provided the company investor is a resident of the European Union or the EEA and provided the taxation of dividends should have been waived or reduced in accordance with the Parent-Subsidiary Directive (2011/96/EEC) or in accordance with a tax treaty with the country in which the company investor is resident had the shares been Subsidiary Shares.
Dividend payments on both Tax-Exempt and Taxable Portfolio Shares will generally be subject to a tax rate of 22% irrespective of ownership period. While the actual withholding tax rate is as a starting point 27%, it can be reduced if certain requirements are met as described below. If the withholding tax rate applied is higher than the applicable final tax rate for the ADS holder, a request for a refund of Danish tax in excess hereof can be made by the ADS holder in the following situations:
Reduction According to Tax Treaty
In the event that the ADS holder is a resident of a state with which Denmark has entered into a double taxation treaty, the shareholder may generally, through certain certification procedures, seek a refund from the Danish tax authorities of the tax withheld in excess of the applicable treaty rate, which is typically 15%.

Denmark has entered into tax treaties with a large number of countries, including the United States and almost all members of the European Union. The tax treaty between Denmark and the United States generally provides for a 15% rate.
Reduction According to Danish Tax law
If the ADS holder holds less than 10% of the nominal share capital (in the form of ordinary shares in the company and not on the basis of the number of the ADSs issued) in the company and the ADS holder is resident in a jurisdiction which has a tax treaty or an international agreement, convention or other administrative agreement on assistance in tax according to which the competent authority in the state of the ADS holder is obligated to exchange information with Denmark, dividends are generally subject to a tax rate of 15%. If the ADS holder is tax resident outside the European Union, it is an additional requirement for eligibility for the 15% tax rate that the ADS holder together with related ADS holders holds less than 10% of the nominal share capital of the company. Note that the reduced tax rate does not affect the withholding rate, hence, in this situation the ADS holder must also in this situation claim a refund as described above in order to benefit from the reduced rate. Where a non-resident company of Denmark holds shares which can be attributed to a permanent establishment in Denmark, dividends are taxable pursuant to the rules applying to Danish tax residents described above.
The recent communications and binding rulings from the Danish Tax Assessment Council indicate that a holder of ADSs selling such ADSs back to the company should be exempt from withholding tax on the basis of a specific exception applying to shares in listed companies. It should be emphasized that these rulings are based on an individual analysis based on the actual facts and circumstances and terms and conditions of the depositary agreement implying that a holder of ADSs might not be able to rely on said rulings.
Share Transfer Tax and Stamp Duties
No Danish share transfer tax or stamp duties should be payable on transfer of the shares.
Certain Material U.S. Federal Income Tax Considerations
The following discussion describes certain material United States federal income tax considerations relating to the acquisition, ownership and disposition of ADSs by a United States Holder (as defined below) that acquires the ADSs and holds them as a capital asset (generally property held for investment) under the Internal Revenue Code of 1986, as amended from time to time, or the “Code”. This discussion is based upon existing U.S. tax law (including the Code, its legislative history, existing, temporary and proposed United States Department of the Treasury Regulations promulgated thereunder, or the “Treasury Regulations”, administrative and judicial interpretations thereof, and other published rulings, guidance, and court decisions) in effect on the date hereof. These tax laws are subject to change, possibly with retroactive effect, and subject to differing interpretations that could affect the tax consequences described herein. No ruling has been sought from the Internal Revenue Service, or the “IRS”, or any other taxing authority, with respect to any United States federal income tax consequences described below. In addition, because the authorities upon which this summary is based are subject to various interpretations, the IRS, other taxing authorities, and the U.S. courts could disagree with one or more of the positions taken in this summary. This summary is not binding on the IRS or any other taxing authority or court, none of which are precluded from taking a position that is different from or contrary to, any position taken in this summary and there can be no assurance that the IRS, other taxing authority, or a court will not take a contrary position. No opinion from U.S. legal counsel has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of the ADSs.
This discussion does not address all aspects of United States federal income taxation that may be applicable to U.S. Holders in light of their particular circumstances or status including investors subject to special tax rules (such as, bank thrifts, and other financial institutions, insurance companies, broker-dealers in stocks, securities, currencies, or notional principal contracts, traders that have elected to mark securities to market, regulated investment companies, real estate investment trusts, partnerships or other pass-through entities, tax-exempt organizations including private foundations and charitable remainder trusts, pension plans, persons that hold the ADSs or ordinary shares as part of a straddle, hedge, conversion, constructive sale, or other integrated investment or transaction as determined for U.S. federal income tax purposes, persons subject to alternative minimum tax or whose “functional currency” is not the USD, U.S. expatriates or former long-term residents of the United States, persons that directly, indirectly or constructively own 10% or more (by vote or value) of the Company, persons who acquired interests in the Company pursuant to the exercise of any employee share option or otherwise as compensation, or persons holding interests in the Company through partnerships or other pass-through entities).
This section does not address the treatment of a non-U.S. holder, nor does it address the tax treatment under the laws of any U.S. state or local state or non-U.S. taxing jurisdiction or any U.S. estate or alternative minimum tax consequences.
This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the acquisition, ownership and disposition of the ADSs. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. Except as specifically set forth below, this summary does not discuss applicable tax reporting requirements.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the ADSs that, for United States federal income tax purposes, is:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any State thereof or the District of Columbia;

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an estate the income of which is subject to United States federal income taxation regardless of its source; or

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a trust if (i) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) a valid election under the Treasury regulations is in effect for the trust to be treated as a United States person.

If a partnership or other pass-through entity (including any entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes) holds the ADSs, the tax treatment of a person treated as a partner or other owner in the partnership or other pass-through entity for U.S. federal income tax purposes generally will depend on the status of the partner or other owner and the activities of the partnership or other pass-through entity. Partnerships (and other entities or arrangements so treated for U.S. federal income tax purposes) and their future partners should consult their own tax advisors.
In general, and taking into account the earlier assumptions, for U.S. federal income tax purposes, a holder of ADSs will be treated as the owner of the shares represented by those ADSs. Exchanges of shares for ADSs, and ADSs for shares, generally will not be subject to United States federal income tax.
This discussion addresses only U.S. Holders and does not discuss any tax considerations other than United States federal income tax considerations. Prospective investors are urged to consult their own tax advisors regarding the United States federal, state and local, and non-U.S. income and other tax consequences of the purchase, ownership, and disposition of ADSs.
Dividends
Under the United States federal income tax laws, and subject to the PFIC rules discussed below under “— Passive Foreign Investment Company Considerations”, any distributions of cash or other property with respect to the ADSs (including any amounts withheld in respect thereof), generally will, to the extent made out of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes, constitute dividends for U.S. federal income tax purposes. Generally, the gross amount of any dividend we pay out of our current or accumulated earnings and profits (as determined for United States federal income tax purposes) is includible in income for a U.S. Holder and subject to U.S. federal income taxation. Dividends paid to a non-corporate U.S. Holder that constitute dividend income from a “qualified foreign corporation” will be taxable at a preferential tax rate applicable to long-term capital gains, provided that the U.S. Holder holds the ADSs for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meets other holding period requirements. A non-United States corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information program, or (ii) with respect to any dividend it pays on stock (or ADSs in respect of such stock) which is readily tradable on an established securities market in the United States. The ADSs are listed on The Nasdaq Capital Market, which is an established securities market in the United States. We therefore expect that dividends we pay with respect to the ADSs generally will constitute qualified dividend income. There can be no assurance, however, that the ADSs will be considered readily tradeable on an established securities market in later years.
A U.S. Holder must include any Danish tax withheld from the dividend payment, as described above under “— Danish Tax Considerations — Taxation of Shareholders Residing Outside Denmark,” in the gross amount of dividend paid even though the holder does not in fact receive it. The dividend is taxable to the holder when the depositary receives the dividend, actually or constructively. Because we are not a United States corporation and do not expect to meet the dividends-received deduction eligibility criteria for non-U.S. corporations, the dividend is not expected to be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other United States corporations. The amount of the dividend distribution includible in a U.S. Holder’s income will be the USD value of the Danish Krone payments made, determined at the spot Danish Krone/USD rate on the date the dividend distribution is includible in income, regardless of whether the payment is in fact converted into USD. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date the dividend payment is included in income to the date the payment is converted into USD will be treated as ordinary income or loss to the U.S. Holder and will not be eligible for the special tax rate applicable to qualified dividend income. The currency gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes.
To the extent a distribution with respect to ADSs exceeds our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, the distribution will be treated, first, as a tax-free return of the U.S. Holder’s capital invested in the Company, up to the holder’s adjusted tax basis in its ADSs, and, thereafter, as capital gain, which is subject to the tax treatment described below in “— Gain on Sale, Exchange or Other Taxable Disposition.”
Because we do not intend to determine our earnings and profits on the basis of United States federal income tax principles, all distributions paid will generally be treated as “dividends” for United States federal income tax purposes.
Dividends paid by the Company generally will be treated as income from foreign sources for United States foreign tax credit purposes and generally will constitute passive category income. A U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed on dividends received on the ADSs, including the Danish tax withheld in accordance with the Treaty and paid over to the Danish taxing authority, which may, subject to such limitations, be creditable against a U.S. Holder’s United States federal income tax liability. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld, may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. To the extent a refund of the tax withheld is available to a U.S. Holder under Danish law or under the Treaty, the amount of tax withheld that is refundable will not be eligible for credit against a U.S. Holder’s U.S. federal income tax liability. See “— Danish Taxation — Withholding Tax Refund for United States Treaty Beneficiaries” above for the procedures for obtaining a tax refund. Investors are urged to consult their own tax advisors about the availability of any foreign tax credits or deductions in respect to their specific tax situations.

Gain on Sale, Exchange or Other Taxable Disposition
Subject to the PFIC rules described below under “— Passive Foreign Investment Company Considerations”, a U.S. Holder that sells, exchanges or otherwise disposes of ADSs in a taxable disposition generally will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the United States dollar value of the amount realized and the holder’s adjusted tax basis, determined in United States dollars, in the ADSs. Gain or loss recognized on such a sale, exchange or other disposition of ADSs generally will be long-term capital gain if the U.S. Holder’s holding period in the ADSs exceeds one year. Long-term capital gains of non-corporate U.S. Holders are generally taxed at preferential rates. The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. A U.S. Holder’s ability to deduct capital losses is subject to limitations.
Passive Foreign Investment Company Considerations
We have not made a determination as to whether the Company will or will not be treated as a PFIC in the current taxable year and subsequent taxable years. The determination of PFIC status is inherently factual, is subject to a number of uncertainties, and can be determined only annually after the close of the tax year in question. Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. There can be no assurance that the Company will or will not be determined to be a PFIC for the current tax year or any prior or future tax year, and no opinion of legal counsel or ruling from the IRS concerning the status of the Company as a PFIC has been obtained or will be requested. U.S. Holders should consult their own U.S. tax advisors regarding our PFIC status.
If we were classified as a “passive foreign investment company”, or a “PFIC”, for U.S. federal income tax purposes in any taxable year, a U.S. Holder would be subject to special rules with respect to distributions on and sales, exchanges and other dispositions of the ADSs. A non-U.S. corporation, such as the Company, will be classified as a PFIC for United States federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income (the “income test”) or (ii) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income (the “asset test”). For this purpose, cash and assets readily convertible into cash are categorized as passive assets and the company’s goodwill and other unbooked intangibles are taken into account. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. However, certain rents and royalties received from unrelated parties in connection with the active conduct of a trade or business are not considered passive income for purposes of the PFIC test. For purposes of the PFIC test, we will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.
If we were a PFIC with respect to a U.S. Holder, then unless such U.S. Holder makes one of the elections described below, a special tax regime would apply to the U.S. Holder with respect to (i) any “excess distribution” (generally, aggregate distributions in any year that are greater than 125% of the average annual distribution received by the holder in the shorter of the three preceding years or the holder’s holding period for the ADSs) and (ii) any gain realized on the sale or other disposition of the ADSs. Under this regime, any excess distribution and realized gain will be treated as ordinary income and will be subject to tax as if (a) the excess distribution or gain had been realized ratably over the U.S. Holder’s holding period, (b) the amount deemed realized in each year had been subject to tax in each year of that holding period at the highest marginal rate for such year (other than income allocated to the current period or any taxable period before we became a PFIC, which would be subject to tax at the U.S. Holder’s regular ordinary income rate for the current year and would not be subject to the interest charge discussed below), and (c) the interest charge generally applicable to underpayments of tax had been imposed on the taxes deemed to have been payable in those years. If we were determined to be a PFIC, this tax treatment for U.S. Holders would apply also to indirect distributions and gains deemed realized by U.S. Holders in respect of stock of any of our subsidiaries determined to be PFICs. In addition, dividend distributions would not qualify for the lower rates of taxation applicable to long-term capital gains discussed above under “— Taxation of Dividends.”

A U.S. Holder that holds the ADSs at any time during a taxable year in which we are classified as a PFIC generally will continue to treat such ADSs as ADSs in a PFIC, even if we no longer satisfy the PFIC income and asset tests described above, unless the U.S. Holder elects to recognize gain, which will be taxed under the excess distribution rules as if such ADSs had been sold on the last day of the last taxable year for which we were a PFIC.
Certain elections by a U.S. Holder would alleviate some of the adverse consequences of PFIC status and would result in an alternative treatment of the ADSs, as described below. These elections include a “qualified electing fund” or “QEF” election and a “mark-to-market” election, which is described in more detail below. We do not expect that a U.S. Holder would be able to make a QEF election with respect to the ADSs because we do not intend to provide to U.S. Holders the required information to make a valid QEF election.
In the event we are determined to be a PFIC, the rules applicable to PFICs described above would not apply to a U.S. Holder that makes a “mark-to-market” election with respect to the ADSs, but this election will be available with respect to the ADSs only if they meet certain minimum trading requirements to be considered “marketable stock” for purposes of the PFIC rules. Generally, shares of ADSs will be treated as marketable stock if they are “regularly traded” on a “qualified exchange” within the meaning of applicable Treasury Regulations. ADSs generally will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded. The ADSs will be considered marketable stock as long as they remain listed on The Nasdaq Capital Market and are regularly traded. We anticipate that the ADSs should qualify as being regularly traded, but no assurances may be given in this regard.
A U.S. Holder that makes a valid mark-to-market election for the first tax year in which the holder holds (or is deemed to hold) ADSs and for which we are a PFIC will be required to include each year an amount equal to the excess, if any, of the fair market value of such ADSs the holder owns as of the close of the taxable year over the holder’s adjusted tax basis in such ADSs. The U.S. Holder will be entitled to a deduction for the excess, if any, of the holder’s adjusted tax basis in the ADSs over the fair market value of such ADSs as of the close of the taxable year, but only to the extent of any net mark-to-market gains with respect to such ADSs included by the U.S. Holder under the election for prior taxable years and may be subject to certain other limitations. The U.S. Holder’s adjusted tax basis in such ADSs will be adjusted to reflect the amounts included or deducted pursuant to the election. Amounts included in income pursuant to a mark-to-market election, as well as gain on the sale, exchange or other taxable disposition of such ADSs, will be treated as ordinary income. The deductible portion of any mark-to-market loss, as well as loss on a sale, exchange or other disposition of ADSs to the extent that the amount of such loss does not exceed net mark- to-market gains previously included in income, will be treated as ordinary loss.
Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.
The mark-to-market election applies to the taxable year for which the election is made and all subsequent taxable years, unless the ADSs cease to be treated as marketable stock for purposes of the PFIC rules or the IRS consents to its revocation. The excess distribution rules described above generally will not apply to a U.S. Holder for tax years for which a mark-to-market election is in effect. However, if we were a PFIC for any year in which the U.S. Holder owns the ADSs but before a mark-to-market election is made, the interest charge rules described above would apply to any mark-to-market gain recognized in the year the election is made.
A U.S. Holder of PFIC shares must generally file an annual information return on IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund).
The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.

U.S. Holders are urged to consult their tax advisors as to our status as a PFIC, and the tax consequences to them if we were a PFIC, including the reporting requirements and the desirability of making, and the availability of, a mark-to-market election with respect to the ADSs.
Net Investment Income Tax
Non-corporate U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of ADSs. A U.S. person that is an individual, estate or trust is encouraged to consult its tax advisors regarding the applicability of this net investment income tax to its income and gains in respect of any investment in ADSs.
Information Reporting with Respect to Foreign Financial Assets
Individual U.S. Holders may be subject to certain reporting obligations on IRS Form 8938 (Statement of Specified Foreign Financial Assets) with respect to the ADSs for any taxable year during which the U.S. Holder’s aggregate value of these and certain other “specified foreign financial assets” exceed a threshold amount that varies with the filing status of the individual. This reporting obligation also applies to domestic entities formed or availed of to hold, directly or indirectly, specified foreign financial assets, including the ADSs. Significant penalties can apply if U.S. Holders are required to make this disclosure and fail to do so.
U.S. Holders who acquire ADSs for cash may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) with the IRS and to supply certain additional information to the IRS if (i) immediately after the transfer, the U.S. Holder owns directly or indirectly (or by attribution) at least 10% of our total voting power or value or (ii) the amount of cash transferred to us in exchange for ADSs, when aggregated with all related transfers under applicable regulations, exceeds $100,000. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement.
Information Reporting and Backup Withholding
Dividend payments with respect to the ADSs and proceeds from the sale, exchange or redemption of the ADSs may be subject to information reporting to the IRS and possible United States backup withholding tax. In general, information reporting, including IRS Form 1099 reporting, will apply to dividends in respect of ADSs and the proceeds from the sale, exchange or redemption of ADSs that are paid to a holder of ADSs within the United States (and in certain cases, outside the United States), unless such holder is an exempt recipient such as a corporation. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding. U.S. Holders that are required to establish their exempt status generally must provide such certification on IRS Form W-9. Backup withholding is not an additional tax. A U.S. Holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed the U.S. Holder’s income tax liability by filing a refund claim with the IRS. U.S. Holders are urged to consult their tax advisors regarding the application of the United States information reporting and backup withholding rules.

PLAN OF DISTRIBUTION
Each selling shareholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Ordinary Shares represented by ADSs covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling shareholders may use any one or more of the following methods when selling securities:
•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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settlement of short sales;

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in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such securities at a stipulated price per security;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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a combination of any such methods of sale; or

•
any other method permitted pursuant to applicable law.

The selling shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.
Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
In connection with the sale of the securities or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholders has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.
We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the ordinary shares represented by ADSs for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the ordinary shares represented by ADSs by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).
Listing
Our ADSs are listed on The Nasdaq Capital Market under the symbol “EVAX.”
Depositary
The depositary for our ADSs is The Bank of New York Mellon.
EXPENSES OF THE OFFERING
Set forth below is an itemization of the total anticipated expenses expected to be incurred in connection with the offer and sale of the ADSs by us. With the exception of the SEC registration fee, all amounts are estimates, in United States dollars:
SEC registration fee	$1,117
Legal fees and expenses	$50,000
Accounting fees and expenses	$20,000
Miscellaneous expenses	$10,000
Total	$81,117
SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES
We are organized under the laws of Denmark, with a domicile in the municipality of Hørsholm, Denmark.
Some of the members of our board of directors and executive management are residents of Denmark or other jurisdictions outside the United States. A substantial portion of ours and such persons’ assets are located in Denmark or other jurisdictions outside the United States. As a result, it may not be possible for investors to effect service of process upon such persons or us with respect to litigation that may arise under U.S. law or to enforce against them or our company judgments obtained in U.S. courts, whether or not such judgments were made pursuant to civil liability provisions of the federal or state securities laws of the United States or any other laws of the United States.
There is not currently a treaty between the United States and Denmark providing for reciprocal recognition and enforceability of judgments rendered in connection with civil and commercial disputes and, accordingly, that a final judgment (other than arbitration awards) rendered by a U.S. court based on civil liability would not be enforceable in Denmark. It is uncertain whether Danish courts would allow actions to be predicated on the securities laws of the United States or other jurisdictions outside Denmark. Danish courts are likely to deny claims for punitive damages and may grant a reduced amount of damages compared to U.S. courts.
LEGAL MATTERS
We are being represented by Duane Morris LLP, New York, New York with respect to certain legal matters of United States federal securities and New York state law. We are being represented by Mazanti- Andersen AdvokatPartnerselskab, Denmark with respect to certain legal matters of the law of Denmark.
EXPERTS
The consolidated financial statements of Evaxion Biotech A/S appearing in Evaxion Biotech A/S’s Annual Report (Form 20-F) for the year ended December 31, 2023 have been audited by EY Godkendt Revisionspartnerselskab, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements) included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The registered business address of EY Godkendt Revisionspartnerselskab is Dirch Passers Allé 36, 2000 Frederiksberg, Denmark.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this offering. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.
You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the SEC without charge at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at
We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements are filing reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short- swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. registrants whose securities are registered under the Exchange Act. However, we are required to file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and will furnish to the SEC, on Form 6-K, unaudited interim financial information.
We maintain a corporate website at www.evaxion-biotech.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including, posting any XBRL interactive financial data required to be filed with the SEC and any notices of general meetings of our shareholders.
INFORMATION INCORPORATED BY REFERENCE
The rules of the SEC allow us to incorporate information into this prospectus by reference. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents listed below (including any exhibits, except where otherwise noted):
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our Annual Report on Form 20-F for the year ended December 31, 2023 filed with the SEC on March 26, 2024;

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our reports on Form 6-K filed with the SEC on January 8, 2024, January 10, 2024, January 12, 2024, January 22, 2024, January 24, 2024, January 26, 2024, February 1, 2024, February 5, 2024, February 6, 2024, February 7, 2024, February 7, 2024, February 20, 2024, February 29, 2024, March 13, 2024, March 19, 2024, March 27, 2024, March 29, 2024, April 2, 2024, April 17, 2024, April 25, 2024, May 10, 2024, May 23, 2024, May 24, 2024, May 28, 2024, June 3, 2024, June 3, 2024, June 7, 2024, June 17, 2024, June 18, 2024, June 24, 2024, June 26, 2024, July 2, 2024, July 2, 2024, July 3, 2024, July 3, 2024, July 16, 2024, August 2, 2024, August 8, 2024, August 12, 2024, August 14, 2024, August 14, 2024, and August 19, 2024;

•
the description of our securities contained in our registration statement on Form 8-A filed with the SEC on January 26, 2021, including all amendments and reports filed for the purpose of updating such description.

Any statement made in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:
Evaxion Biotech A/S
Dr. Neergaards Vej 5F
2970 Hørsholm
Denmark
Tel:+ 45 53 53 18 50
We maintain an internet site at https://www.evaxion-biotech.com. Our website and the information contained on or connected to it shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been informed that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

19,453,796 ORDINARY SHARES REPRESENTED BY
1,945,379 AMERICAN DEPOSITARY SHARES
EVAXION BIOTECH A/S
PRELIMINARY
PROSPECTUS
         , 2024

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 6.   Indemnification of Directors and Officers
The general meeting is allowed to discharge our board members and members of our executive management from liability for any particular financial year based on a resolution relating to the financial statements. This discharge means that the general meeting will discharge such board members and members of our executive management from liability to our company. However, the general meeting cannot discharge any claims by individual shareholders or other third parties. In addition, the discharge can be set aside in case the general meeting prior to its decision to discharge was not presented with all reasonable information necessary for the general meeting to assess the matter at hand.
Additionally, we have agreed to indemnify our board members and members of our executive management and employees, in relation to certain claims. We will not, however, indemnify our board members, executive management and employees, in respect of: (i) claims against a person pursuant to Danish law raised before the Danish Courts, except claims arising from the offer, sale and listing of the our securities in the United States and/or its subsequent status as a listed company in the United States, including in respect of our reports filed with or furnished to the U.S. Securities and Exchange Commission; (ii) claims against a person for damages and legal costs related to criminal and/or grossly negligent or willful acts or omissions committed by the indemnified person; (iii) claims against an indemnified person, which is attributable to the gaining or purported gaining of any profit or advantage to which the indemnified person or any related natural or legal person was not legally entitled; (iv) claims covered by insurance; (v) claims brought against the indemnified person by us or any subsidiary of ours; and (vi) any sum payable to a regulatory authority by way of a penalty in respect of the indemnified person’s personal non-compliance with any requirement of a regulatory nature howsoever arising. The indemnification is limited to a maximum amount of DKK 534.5 million per claim per person. The indemnification shall remain in force for a period of five years after the resignation of the indemnified person from us or our subsidiaries, if the claims made within such period are related to such person’s services to us.
There is a risk that such indemnification will be deemed void under Danish law, either because the indemnification is deemed contrary to the rules on discharge of liability in the Danish Company Act, as set forth above, because the indemnification is deemed contrary to sections 19 and 23 of the Danish Liability and Compensation Act, which contain mandatory provisions on recourse claims between an employee (including members of our executive management) and the company, or because the indemnification is deemed contrary to the general provisions of the Danish Contracts Act.
In addition, we provide our board members and executive management with directors’ and officers’ liability insurance.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 7.   Recent Sales of Unregistered Securities
2022 Sales of Unregistered Securities
Lincoln Park Purchase Agreement
On June 7, 2022, we completed a private placement to Lincoln Park Capital Fund, LLC pursuant to which we have the right to sell to Lincoln Park up to $40,000,000 of our ordinary shares represented by American Depositary Shares (the “ADSs”), subject to certain limitations, from time to time over the 36- month period commencing on the date that a registration statement covering the resale of the ADSs is declared effective by the SEC. We issued 428,572 ordinary shares to Lincoln Park as consideration for its commitment to purchase our shares under the Purchase Agreement. In the Purchase Agreement, Lincoln Park

represented to the Company, among other things, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, or the Securities Act). The securities were sold by the Company under the Purchase Agreement in reliance upon an exemption from the registration requirements under the Securities Act afforded by Section 4(a)(2) of the Securities Act.
2023 Securities Purchase Agreement and Investment Agreement
On December 18, 2023, the Company, entered into a securities purchase agreement (the “Purchase Agreement”) and an Investment Agreement (the “Investment Agreement”; and, together with the Purchase Agreement referred to herein as the “Purchase Agreements”), with certain institutional accredited investors, qualified institutional buyers and other accredited investors, including all members of the Company’s management and board of directors and MSD GHI (collectively, the “Purchasers”), for the issuance and sale in a private placement (the “Private Placement”) of 9,726,898 of the Company’s ordinary shares, represented by American Depositary Shares, and accompanying warrants to purchase up to 9,726,898 Ordinary Shares represented by ADSs at a purchase price of $0.544 per ordinary share. The Warrants are exercisable immediately upon issuance, expire three (3) years after the closing date of the Private Placement and have an exercise price equal to $0.707 per Ordinary Share (amended to 4.799 DKK as of June 12, 2024).
MSD GHI participated in the Private Placement accounting for approximately 25% of the full offering amount. Further, the Private Placement included significant participation by all members of the Company’s management and board of directors.
The gross proceeds to the Company from the Private Placement were approximately $5.3 million, with up to an additional $6.8 million of gross proceeds upon cash exercise of the Warrants, before deducting offering expenses payable by the Company.
The Private Placement closed on December 21, 2023.
Item 8.   Exhibits and Financial Statement Schedules
Exhibit Number	Exhibit Description	Form	Date	Incorporated by Reference Number	File Number
3.1	Articles of Association currently in effect (including English translation)	6-K	8/19/2024	1.1	001-39950
4.1	Form of Deposit Agreement among the Registrant, the depositary and holders and beneficial owners of the American Depositary Shares	F-6	01/12/2021	1	333-252038
4.2	Form of Specimen American Depositary Receipt (included in Exhibit 4.1)
4.3	Form of Securities Purchase Agreement	6-K	12/21/2023	10.1	001-39950
4.4	Form of Investment Agreement	6-K	12/21/2023	10.2	001-39950
4.5	Form of Registration Rights Agreement	6-K	12/21/2023	10.3	001-39950
4.6	Form of Warrant Certificate	6-K	12/21/2023	4.1	001-39950
5.1	Form of Opinion of Mazanti-Andersen regarding the validity of the Ordinary Shares being registered	F-1/A	07/22/2024	5.1	333-279153
8.1	Form of Tax Opinion of Mazanti-Andersen	F-1/A	07/22/2024	8.1	333-279153
10.1	CAF®09b Supply, Patent Know How & Trademark License Agreement dated November 30, 2020, between Statens Serum Institut and Evaxion Biotech A/S	F-1	01/08/2021	10.1	333-251982
10.2	Finance Contract between European Investment Bank and Evaxion Biotech A/S dated August 6, 2020	F-1	01/08/2021	10.2	333-251982

Exhibit Number	Exhibit Description	Form	Date	Incorporated by Reference Number	File Number
10.3	Lease Agreement dated October 2, 2020 between Evaxion Biotech A/S and DTU Science Park A/S.	F-1	01/08/2021	10.3	333-251982
10.4	Clinical Trial Collaboration and Supply Agreement by and among Evaxion Biotech A/S, MSD International GmbH and MSD International Business GmbH, subsidiaries of Merck & Co., Inc., (known collectively as MSD outside the United States and Canada) (Incorporate by Reference to Exhibit 99.2 to Form 6-K filed with the Commission on October 25, 2021).	6-K	10/25/2021	99.2	001-39950
10.5	Purchase Agreement dated June 7, 2022, between Evaxion Biotech A/S and Lincoln Park Capital Fund, LLC	6-K	06/07/2022	10.1	001-3950
10.6	Registration Rights Agreement dated June 7, 2022, between Evaxion Biotech A/S and Lincoln Park Capital Fund, LLC	6-K	06/07/2022	10.2	001-3950
10.7	Capital on DemandTM Sales Agreement dated October 3, 2022 between Evaxion Biotech A./S and JonesTrading Institutional Services LLC	6-K	10/04/2022	1.1	001-3950
10.8	Agreement for the Issuance and Subscription of Notes	6-K	08/04/2023	10.1	001-39950
10.9	Engagement Agreement, by and between the Company and H.C. Wainwright & Co., LLC, dated as of September 27, 2023, as amended	F-1/A	1/31/2024	1.1	333-276505
10.10	Form of Placement Agent Warrant	F-1/A	1/30/2024	4.4	333-276505
10.11	Form of Securities Purchase Agreement	6-K	02/05/2024	99.1	001-39950
10.12	Form of Pre-Funded Warrant	6-K	02/05/2024	99.2	001-39950
10.13	Form of Series A Ordinary Warrant	6-K	02/05/2024	99.3	001-39950
10.14	Amendment to Series A Warrant	6-K	05/24/2024	10.1	001-39950
10.15	Amendment to Warrant	6-K	06/24/2024	10.1	001-39950
10.16	Co-Ownership Agreement	6-K	07/02/2024	10.1	001-39950
10.17	License Agreement	6-K	07/02/2024	10.1	001-39950
21.1	List of Subsidiaries of the Registrant	F-1/A	11/03/2021	21.1	333-260493
23.1**	Consent of independent registered public accounting firm
23.2	Consent of Mazanti-Andersen (included in Exhibit 5.1).	F-1/A	07/22/2024	23.2	333-279153
24.1	Power of Attorney (included on signature page to this registration statement).	F-1	05/06/2024	24.1	333-279153
107	Filing Fee Table	F-1	05/06/2024	107	333-279153

**
Filed herewith

Item 9.   Undertakings
(A)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Exchange Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post- effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Exchange Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Form F-1.

(5)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(C)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing this amended registration statement on Form F-1 with the Securities and Exchange Commission and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Copenhagen, Denmark, on August 20, 2024.
EVAXION BIOTECH A/S
By:
/s/ Christian Kanstrup

Name:
Christian Kanstrup

Title:
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Christian Kanstrup Christian Kanstrup	Chief Executive Officer (Principal Executive Officer)	August 20, 2024
/s/ * Jesper Nyegaard Nissen	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 20, 2024
/s/ * Marianne Søgaard	Chairman of the Board of Directors	August 20, 2024
/s/ * Roberto Prego	Director	August 20, 2024
/s/ * Lars Holtug	Director	August 20, 2024
/s/ * Lars Staal Wegner	Director	August 20, 2024

*By:
/s/ Christian Kanstrup

Christian Kanstrup
Attorney-In-Fact
August  20, 2024

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Evaxion Biotech A/S, has signed this Amendment No. 2 to this Form F-1 Registration Statement in New York, New York on August 20, 2024.
EVAXION BIOTECH, INC.
By:
/s/ Roberto Prego

Roberto Prego
Director